        As filed with the Securities and Exchange Commission on January 12, 2004
                                                     Registration No. 333-109153
                                                     ===========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                 VIRTGAME CORP.
                 (Name of small business issuer in its charter)

           DELAWARE                        7371                  33-0716247
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                          6969 CORTE SANTA FE, SUITE A
                               SAN DIEGO, CA 92121
                                 (858) 373-5001
          (Address and telephone number of principal executive offices and principal place of business)
                     --------------------------------------
                                  BRUCE MERATI
                          6969 CORTE SANTA FE, SUITE A
                               SAN DIEGO, CA 92121
                                 (858) 373-5001
            (Name, address and telephone number of agent for service)
                           ---------------------------
                                   COPIES TO:
                             DANIEL K. DONAHUE, ESQ.
                            PRESTON GATES ELLIS, LLP
                           1900 MAIN STREET, SUITE 600
                                IRVINE, CA 92614
                                 (949) 253-0900
                           ---------------------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                          ----------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
              ----------------------------------------------------

                                        CALCULATION OF REGISTRATION FEE
================================ ====================== ======================= =================== ===================
    TITLE OF EACH CLASS OF                                     PROPOSED              PROPOSED           AMOUNT OF
            SECURITIES               AMOUNT TO BE          MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION FEE
       TO BE REGISTERED             REGISTERED (1)         PRICE PER SHARE (2)     OFFERING PRICE            (3)
-------------------------------- ---------------------- ----------------------- ------------------- -------------------
Common Stock, $.00001 par value    23,224,094 Shares            $0.64              $14,881,045            $1,202
================================ ====================== ======================= =================== ===================

(1) Includes 22,863,594 shares included on the Registrant's Registration Statement filed on September 26, 2003.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (C) under the Securities Act of 1933, based upon the last sale of the Registrant's common stock on January 5, 2004, as reported in the over-the-counter market.
(3)  $1,129 has been previously paid.

                             -----------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED JANUARY 12, 2004

PROSPECTUS




                                23,224,094 Shares

                                 VIRTGAME CORP.


                                  Common Stock


         This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         Our common stock is currently traded on the OTC Bulletin Board under the symbol "VGTI." On January 8, 2004, the last reported sale price of the common stock on the OTC Bulletin Board was $0.65 per share. However, we consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock.

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION THE NEVADA STATE GAMING CONTROL BOARD, THE NEVADA GAMING COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                The date of this prospectus is ____________, 2004

                                        TABLE OF CONTENTS

Summary...................................1           Business.................................16

Risk Factors..............................3           Management...............................25

Cautionary Statement Concerning                       Principal Stockholders...................29
  Forward-Looking Information.............6
                                                      Description of Securities................31
Selling Stockholders......................7
                                                      Legal Matters............................34
Plan of Distribution......................9
                                                      Experts..................................34
Market for Common Equity and
  Related Stockholder Matters............13           Available Information....................34

Management's Discussion and Analysis or               Index to Financial Statements............35
  Plan of Operations.....................14



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN EACH STATE.

                                     SUMMARY

         You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus.

                                   OUR COMPANY

         We are a networked gaming software provider to the regulated gaming and lottery industries. We offer to licensed casinos and sports wagering and lottery operations a comprehensive suite of software products that provide:

         o distribution of server-based casino games, sports wagering and lotteries through various distribution channels, including local area networks within a casino (such as over-the-counter, stand-alone kiosks and in-room wagering) and wider area networks such as online closed-loop Intranets or the Internet;

         o open architecture supporting multiple operating system platforms and databases that require no special or proprietary hardware; and

         o customer management solutions, including managerial and financial reports and client data mining.

         Our mission is to position VirtGame as the leading provider of software applications and solutions to the regulated gaming and lottery industries by developing and integrating solutions to comply with the regulatory concerns. Our business model is based on a strategy of developing a suite of next generation software products for the traditional land-based or "brick-and-mortar" gaming and lottery companies, including a turnkey solution that will enable the operator to offer casino games, sports wagering and lotteries online. We generate revenue through licensing and software development fees, maintenance fees, transactional fees and, wherever legally permissible, participation in gaming revenue.

         Our executive offices are located at 6969 Corte Santa Fe, Suite A, San Diego, CA 92121. Our telephone number is (858) 373-5001.

                                  THE OFFERING

         This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

                          SUMMARY FINANCIAL INFORMATION

         The following summary financial data as of and for the years ended December 31, 2002 and 2001 are derived from our audited financial statements. The summary financial data as of and for the nine months ended September 30, 2003 and 2002 are derived from our unaudited interim financial statements. Such unaudited interim financial statements have been prepared by us on a basis consistent with our annual audited financial statements and, in the opinion of our management, contain all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for the applicable periods. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the "Management's Discussion and Analysis or Plan of Operation" beginning on page 11 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

                                               YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED SEPTEMBER 30,
                                           -----------------------------    -------------------------------
STATEMENT OF OPERATIONS DATA:                  2002             2001             2003             2002
                                           ------------     ------------     ------------     ------------
                                                                              (UNAUDITED)      (UNAUDITED)
Net revenue ..........................     $   314,856      $   589,227      $   472,475      $   209,803
Net income (loss).....................      (2,707,186)      (2,212,894)        (870,173)      (1,866,470)

                                        SEPTEMBER 30, 2003
                                        ------------------
BALANCE SHEET DATA:                        (UNAUDITED)

Working capital.......................     $ 1,230,071
Total assets..........................       2,697,359
Total liabilities.....................         632,533
Stockholders' equity (deficit)........       2,064,826

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR COMMON STOCK. OUR BUSINESS AND RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

         WE HAVE A HISTORY OF LOSSES, EXPECT TO INCUR ADDITIONAL LOSSES AND MAY NEVER ACHIEVE PROFITABILITY. We commenced revenue producing operations in September 1997. However, during our fiscal year ended December 31, 2002, we generated only $314,856 of revenue and realized a net loss $2,707,186. We generated revenue of $472,475 and realized a net loss of ($870,173) during the nine months ended September 30, 2003. From our inception of revenue producing operations in September 1997 through September 30, 2003, we incurred an accumulated deficit of ($22,927,908). We have yet to generate profits from operations and consequently we are unable to predict with any certainty whether our operations will become a commercially viable business. In order for us to become profitable, we will need to generate and sustain a significant amount of revenue while maintaining reasonable cost and expense levels.

         OUR INDEPENDENT AUDITORS' REPORT RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent auditors have prepared their report on our 2002 financial statements assuming that we will continue as a going concern. Their report has an explanatory paragraph which states that our recurring losses from operations since inception, limited operating revenue and limited capital resources raise substantial doubt about our ability to continue as a going concern.

         WE WILL REQUIRE ADDITIONAL CAPITAL IN ORDER TO CARRY OUT OUR PLAN OF OPERATIONS, BUT WE DO NOT HAVE ANY COMMITMENTS TO OBTAIN SUCH CAPITAL AND WE CAN NOT ASSURE YOU THAT WE WILL BE ABLE TO OBTAIN ADEQUATE CAPITAL AS AND WHEN REQUIRED. On December 31, 2003, we completed a private placement offering from which we received net proceeds of $1,514,500. We believe that our working capital as of the date of this prospectus will be sufficient to satisfy our estimated working capital requirements through the end of the current fiscal year ending December 31, 2004. However, we believe that we will need significant additional working capital in order to fund our continued gaming software development during fiscal 2005 and, if necessary, to finance future losses from operations as we endeavor to build revenue and reach a profitable level of operations. We plan to raise additional required funds through various financing sources by issuing additional shares of our securities. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. Should we be unable to raise the required funds, our ability to continue as a going concern may be jeopardized. In that case, those persons who had subscribed for our shares would be subject to heightened risk losing their entire investment.

         WE DO NOT HAVE A SIGNIFICANT OPERATING HISTORY AND, AS A RESULT, THERE IS A LIMITED AMOUNT OF INFORMATION ABOUT US ON WHICH TO MAKE AN INVESTMENT DECISION. Throughout most of our history, our primary business focus has been the operation of casino-style gaming operations over the Internet. In 2000, we decided to wind up our Internet casino operations and focus on developing and licensing software products for the regulated casino, sports wagering and lottery industries. As of the date of this prospectus, we have completed the development of a suite of software products that offer the regulated gaming and lottery industries a complete turnkey solution for conducting server-based casino, sports wagering and lottery operations over-the-counter, at stand-alone kiosks and remotely via both closed-loop Intranet and the Internet. We have entered into a few contracts for the provision of turnkey solutions to land-based casinos and lottery operators. However, we have not derived a significant amount of revenue from these activities and these activities remain a relatively new pursuit for us. Accordingly, there is little operating history upon which to judge our current operations.

         IF OUR GAMING PRODUCTS ARE NOT ACCEPTED IN THE COMPETITIVE MARKET FOR NETWORKED GAMING SOFTWARE, WE MAY BE UNABLE TO COMPETE IN THE GAMING SOFTWARE MARKET. Our success as a gaming software supplier is dependent upon numerous factors, including our ability to design, manufacture, market and service networked gaming software that achieves player and casino acceptance while maintaining product quality and acceptable margins. If our software fails to be accepted by the gaming market and we are otherwise unable to develop gaming software that offers technological advantages, we will be unable to generate the revenues necessary to compete effectively. Consequently, the results of our operations could suffer.

         AN ADVERSE CHANGE AFFECTING THE GAMING INDUSTRY, SUCH AS A CHANGE IN GAMING REGULATIONS OR A DECREASE IN THE RATE OF GROWTH AND POPULARITY OF CASINO OR INTERNET GAMING, WILL NEGATIVELY IMPACT OUR PROFITABILITY AND OUR POTENTIAL FOR GROWTH. Our ability to grow our business and operate profitably is substantially dependent upon the expansion of the gaming and Internet gaming industry and factors that are beyond our control. These factors include, among others:

         o        the pace of development;

         o        changes in gaming regulation; and

         o the continued popularity of casino gaming as a leisure activity.

         An adverse change in any of these political, legal and other factors may negatively impact our results of operations.

         OUR FAILURE TO OBTAIN OR RETAIN REQUIRED GAMING LICENSES COULD PREVENT US FROM EXPANDING OUR MARKET AND PROHIBIT US FROM GENERATING REVENUE IN CERTAIN JURISDICTIONS. In the United States, the manufacture and distribution of networked gaming software is subject to numerous federal, state, provincial, tribal, international and local regulations. In particular, we are currently subject to extensive regulation in Nevada and the Canadian province of Ontario. These regulations are constantly changing and evolving, and may curtail gaming in various jurisdictions in the future, which would decrease the number of jurisdictions from which we can generate revenues.

         Together with our key personnel, we undergo extensive investigation before each jurisdictional license is issued. Our networked gaming software is subjected to independent testing and evaluation prior to approval from each jurisdiction in which we do business. Generally, regulatory authorities have broad discretion when granting, renewing or revoking these game approvals and licenses. Our failure to obtain or retain a required license or approval in one jurisdiction could negatively impact our ability to obtain or retain required licenses and approvals in other jurisdictions. The failure to obtain or retain a required license or approval in any jurisdiction would decrease the geographic areas where we may operate and generate revenues, decrease our share in the gaming marketplace and put us at a disadvantage compared with our competitors. Consequently, the market price of our common stock may suffer.

         Regulatory authorities may require stockholders to submit to background investigations and respond to questions from regulatory authorities, and may deny a license or revoke our licenses based upon their findings. These licensing procedures and background investigation may inhibit potential investors from becoming significant stockholders.

         THE FUTURE REVENUE GROWTH OF OUR GAMING BUSINESS DEPENDS ON OUR ABILITY TO IMPROVE THE EFFECTIVENESS AND BREADTH OF OUR SALES ORGANIZATIONS. We will need to improve the effectiveness and breadth of our sales operations nationally and internationally in order to increase market awareness and sales of our gaming products. Our gaming products require sophisticated sales efforts targeted at selected people within the gaming industry. Competition for qualified sales personnel is intense, and we might not be able to hire the kind and number of sales personnel we are targeting. In addition, we will need to effectively train and educate our sales force if we are to be successful in selling into the gaming market.

         A SIGNIFICANT PART OF OUR FUTURE PLAN OF OPERATIONS IS TO OFFER TO THE REGULATED GAMING INDUSTRY A SOFTWARE SOLUTION THAT WILL ENABLE IT TO PROVIDE SERVER-BASED CASINO GAMES, SPORTS WAGERING AND LOTTERIES OVER THE INTERNET AND CLOSED-LOOP INTRANETS, HOWEVER THIS IS NOT AN ESTABLISHED INDUSTRY AND NO ONE TO DATE HAS SUCCESSFULLY CONDUCTED ONLINE GAMING ON A LARGE SCALE. While the gaming and lottery industries are well-established and have recently experienced significant growth and profitability, online and interactive gaming applications are relatively recent developments and remain an unproven segment of the industry. To our knowledge, no business has conducted regulated gaming or lottery operations on an ongoing and large scale basis over either the Internet or a closed-loop Intranet. The incipient nature of this industry segment and the number of well-capitalized companies likely to seek entry into the market present a number of special risks both to us and to our current and potential future customers, including

         o the risk that a competitor will be able to implement standards of operations that will, in effect, become the industry standard, thus inhibiting market acceptance of competing operations;

         o the possibility that gaming technology will experience a rapid succession of material developments resulting in a technology "leap frog" effect that outdates existing technologies and standards every few years; and

         o laws and regulations may be imposed in jurisdictions in which we or our customers operate which prohibit or regulate such services in a manner which negatively affects profitability.

         IN ADDITION TO THE FACT THAT ONLINE GAMING IS AN INCIPIENT INDUSTRY, AT THE PRESENT TIME IT IS FOR THE MOST PART PROHIBITED IN ALL 50 STATES. Federal and state prosecutors and courts have consistently applied the U.S. Wire Act and similar state laws to Internet-based gaming. Consequently, both land-based and online gaming in the U.S. is prohibited unless authorized by the state from which and into which the transmission is made. We believe that states that permit land-based gaming have been reluctant to sponsor or license online gaming within their jurisdictions out of concern that they will not be able to prevent inappropriate persons from participating. We believe that we offer a viable solution to the dilemma facing U.S. regulators and legislators, and we have received approval from the Nevada Gaming Control Board to offer on behalf of a chain of Las Vegas casinos an online closed-loop wagering system. However, there is, to our knowledge, no pending legislation that would legalize Internet-based gaming or lotteries to any significant degree.

         WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND WE MAY INCUR SIGNIFICANT COSTS IN ATTEMPTING TO DO SO. Our success and ability to compete are dependent to a significant degree on our proprietary technology. We rely on a combination of copyright, trade secret and trademark laws, as well as confidentiality and licensing agreements to protect our proprietary rights. However, it may be possible for a third party to copy or otherwise obtain and use our software or other proprietary information without authorization or to develop similar software independently. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse affect on our business, financial condition and operating results.

         THE MARKET FOR OUR STOCK IS LIMITED. Our common stock is traded on the OTC Bulletin Board under the symbol "VGTI." On January 8, 2004, the last reported sale price of our common stock on the OTC Bulletin Board was $0.65 per share. However, we consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. There can be no assurance that an active market for our common stock will develop. In addition, the stock market in general, and internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.

         OUR COMMON STOCK IS CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE FURTHER LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS. As long as the price of our common stock remains below $5.00 per share or we have a net tangible assets of $2,000,000 or less, our common shares are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely the affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 3. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                              SELLING STOCKHOLDERS

         This prospectus relates to the offer and sale of our common stock by the selling stockholders identified below. In some cases, the common shares included in the table below consist of common shares issuable upon presently exercisable warrants or common shares issuable upon conversion of our Series A preferred stock. The common shares, including those common shares underlying our warrants and our Series A preferred stock, were issued in private placements conducted throughout 2002 and 2003 in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended. In connection with the private placements, we agreed to register the shares for resale. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

         None of the selling stockholders hold any affiliation with us apart from their ownership of our securities. However, the selling stockholders include certain affiliates of Lighthouse Financial Group, LLC, Keane Securities Co., Inc., and McMahan Securities Co., L.P., all of which are members of the placement agent group that managed our July 2003 private placement of units of Series A preferred shares and warrants. Certain other selling stockholders are affiliates of broker-dealers that participated in the July 2003 private placement as selected dealers engaged by the placement agents or who otherwise have provided investment banking services to us. Some of the common shares attributable to these stockholders represent common shares underlying warrants issued to the placement agents as compensation in connection with the July 2003 private placement. In addition to the shares underlying these compensatory warrants, some of the common shares attributable to the placement agents or their affiliates represent common shares underlying private placement units purchased by them, for cash, on identical terms as the other private placement investors. The footnotes to the table below indicate those shares underlying warrants that were issued as compensation for services. Except as otherwise described in the footnotes, the common shares included in the table below were issued, or are underlying units that were issued, to investors in private placement offerings in accordance with Rule 506 of Regulation D under the Securities Act of 1933, as amended.

         All of the broker-dealers and their respective affiliates included in the table below have represented to us that they acquired the securities to be resold in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of purchase.

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each selling shareholder. Our Series A preferred stock and certain warrants contain anti-dilution provisions that entitle their holders to acquire a greater number of common shares under certain circumstances. Accordingly, the number of common shares beneficially held by certain selling stockholders is subject to increase. In reviewing the table, please keep in mind that the amounts in the column relating to shares beneficially owned after the offering assume that all offered shares are sold. As of January 5, 2004, there were outstanding 30,130,044 shares of our common stock, 3,000 shares of our Series A preferred stock that are convertible into 7,894,706 shares of common stock and 1,705 shares of our Series B preferred stock that are convertible into 2,435,711 shares of common stock. The percentages shown in the table below assume the conversion of all Series A preferred shares and all Series B preferred shares.

                                               SHARES BENEFICIALLY OWNED       SHARES      SHARES BENEFICIALLY OWNED
                                                   BEFORE THE OFFERING          BEING          AFTER THE OFFERING
NAME                                              NUMBER      PERCENTAGE      OFFERED        NUMBER      PERCENTAGE
-----------------------------------------      ------------- ------------    -----------   ----------   ------------
Koyah Leverage Partners, L.P. (1)........         2,156,250       5.2%        1,406,250      750,000        2.0%
Koyah Partners, L.P.(1)..................           546,250       1.3%          356,250      190,500          *
Raven Partners, L.P.(1)..................           172,500       0.4%          112,500       60,000          *
McMahan Securities Co. L.P. (2)..........           655,490       1.6%          655,490        -0-          0.0%
Veritas-Scalable Investment
  Products Fund LLC (3)..................         3,975,742       9.6%        3,975,742        -0-          0.0%
Michael Shillan (4)......................           655,490       1.6%          655,490        -0-          0.0%
Deutsche Bank AG, London Branch (5)......         3,023,684       7.3%        3,023,684        -0-          0.0%
Aaron Young..............................           714,286       1.8%          714,286        -0-          0.0%
Keyes Family Trust (6)...................           440,000       1.1%          350,000      90,000           *
Daniel Culp..............................           100,789        *            100,789        -0-          0.0%
Vincent Moreno...........................           100,789        *            100,789        -0-          0.0%
Joseph Perrotta..........................           100,789        *            100,789        -0-          0.0%

                                                         -7-

                                               SHARES BENEFICIALLY OWNED       SHARES      SHARES BENEFICIALLY OWNED
                                                   BEFORE THE OFFERING          BEING          AFTER THE OFFERING
NAME                                              NUMBER      PERCENTAGE      OFFERED        NUMBER      PERCENTAGE
-----------------------------------------      ------------- ------------    -----------   ----------   ------------
Anthony Esposito.........................           241,894        *            241,894        -0-          0.0%
Kenneth E. & Maria S. Nielsen (7)........           100,789        *            100,789        -0-          0.0%
Walter D. O'Hearn Jr. (8)................           279,191        *            279,191        -0-          0.0%
Sander B. & Carol F. Ross................           151,184        *            151,184        -0-          0.0%
Warren M. Shimmerlik.....................           151,184        *            151,184        -0-          0.0%
Ralph M. Richart.........................           201,578        *            201,578        -0-          0.0%
Thomas J. Pray...........................           100,789        *            100,789        -0-          0.0%
James J. Keane (9).......................            77,615        *             77,615        -0-          0.0%
James J. & Marie C. Keane (10)...........           403,157       1.0%          403,157        -0-          0.0%
Lighthouse Financial Group, LLC (11).....         1,178,939       2.8%        1,178,939        -0-          0.0%
MCM Stork Fund, LP (12)..................           100,789        *            100,789        -0-          0.0%
Cindy Dolgin.............................           201,578        *            201,578        -0-          0.0%
Mary Baranowski-Gallo....................           100,789        *            100,789        -0-          0.0%
Christina & Frances Zompakos.............           100,789        *            100,789        -0-          0.0%
Ronald O. & Rhonda L. Carrington.........            40,315        *             40,315        -0-          0.0%
Duane A. Davies..........................            40,315        *             40,315        -0-          0.0%
Stephen J. Jecker........................            40,315        *             40,315        -0-          0.0%
William H. Hodges........................            40,315        *             40,315        -0-          0.0%
James Brower.............................            40,315        *             40,315        -0-          0.0%
Dominic Maggiore.........................           100,789        *            100,789        -0-          0.0%
P.J. West................................            40,315        *             40,315        -0-          0.0%
Terry Richardson.........................            80,631        *             80,631        -0-          0.0%
Bella Rosa's Inc. (13)...................           151,184        *            151,184        -0-          0.0%
Peter J. Murphy (14).....................           100,789        *            100,789        -0-          0.0%
Kendall Morrison.........................           100,789        *            100,789        -0-          0.0%
James Bechand............................           100,789        *            100,789        -0-          0.0%
David D. Sims............................           100,789        *            100,789        -0-          0.0%
Joan Rich Baer, Inc., Pension Plan
& Trust (15).............................           100,789        *            100,789        -0-          0.0%
Dominic Spinosa..........................           201,578        *            201,578        -0-          0.0%
Paul Heckman.............................           201,578        *            201,578        -0-          0.0%
Stanley M. Levin.........................           302,368        *            302,368        -0-          0.0%
Peter M. Maciak..........................           403,157      1.0%           403,157        -0-          0.0%
Charles S. Lapinski......................            50,394        *             50,394        -0-          0.0%
John A. Friedmann........................           201,578        *            201,578        -0-          0.0%
Richard M. Kirschner.....................           100,789        *            100,789        -0-          0.0%
Todd J. Zimmer...........................           100,789        *            100,789        -0-          0.0%
Edward Marucci...........................            50,394        *             50,394        -0-          0.0%
Nicholas Agriogianis.....................           321,578        *            321,578        -0-          0.0%
Robert Agriogianis (16)..................           344,616        *            344,616        -0-          0.0%
Richard Campanella (17)..................            54,727        *             54,727        -0-          0.0%
David R. Fulton..........................            50,394        *             50,394        -0-          0.0%
Idlewyld Capital Corp. (18)..............           103,289        *            103,289        -0-          0.0%
Kenneth Greif............................           201,578        *            201,578        -0-          0.0%
Wayne Saker..............................           201,578        *            201,578        -0-          0.0%
Peter Janssen (19).......................           207,073        *            137,073      70,000           *
Howard Weissman..........................         1,007,894       2.5%        1,007,894        -0-          0.0%
Jerry Nelson.............................         1,007,894       2.5%        1,007,894        -0-          0.0%
Jeffrey J. Morfit (20)...................           657,790       1.6%          657,790        -0-          0.0%
Robert J. Bradley (21)...................           230,838        *            230,838        -0-          0.0%
Joseph D. Diaco (22).....................           241,650        *            241,650        -0-          0.0%
Jeffrey R. Wallner (23)..................           108,695        *            108,695        -0-          0.0%
Dominic Maggiore (24)....................            80,000        *             80,000        -0-          0.0%
Thomas Pragias (25)......................            80,000        *             80,000        -0-          0.0%
Jason Santiago (26)......................            80,000        *             80,000        -0-          0.0%

                                                        -8-

                                               SHARES BENEFICIALLY OWNED       SHARES      SHARES BENEFICIALLY OWNED
                                                   BEFORE THE OFFERING          BEING          AFTER THE OFFERING
NAME                                              NUMBER      PERCENTAGE      OFFERED        NUMBER      PERCENTAGE
-----------------------------------------      ------------- ------------    -----------   ----------   ------------
Michael Zaroff (27)......................           270,995        *            270,995        -0-          0.0%
Vfinance Investments, Inc. (28)..........            69,961        *             69,961        -0-          0.0%
Jason Taub (29)..........................            38,038        *             38,038        -0-          0.0%
Stephen Tsigounis (30)...................            38,038        *             38,038        -0-          0.0%
Alan S. Kleinman (31)....................            77,613        *             77,613        -0-          0.0%
Joseph L. Stravato (32)..................            77,613        *             77,613        -0-          0.0%
Gilad Ottensoser (33)....................            10,000        *             10,000        -0-          0.0%
IQ Ventures Inc. (34)....................            40,316        *             40,316        -0-          0.0%
Communique, LLC (35).....................            10,000        *             10,000        -0-          0.0%
David Maciak (36)........................            38,038        *             38,038        -0-          0.0%
David Stein..............................            10,500        *             10,500        -0-          0.0%

-----------------------
*  Less than 1%.

(1) Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by all three entities. Raven Ventures, LLC is an additional general partner of Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by Raven Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by all three entities. James M. Simmons is the managing member of Koyah Ventures, LLC and Raven Ventures, LLC and the President and Chief Investment Officer and the controlling stockholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P. James M. Simmons disclaims beneficial ownership of the shares of our common stock owned by these entities.

(2) Includes 558,918 shares underlying warrants issued as compensation for investment banking services. D. Bruce Mahan is the President and owner of a majority of the voting stock of McMahan Securities Co. L.P. and as a result has voting and dispositive power with respect to the shares held by such stockholder. McMahan Securities Co. L.P. is a registered broker-dealer.

(3) D. Bruce McMahan is the President, Manager and owner of a majority of the membership interests in Veritas-Scalable Investment Products Fund LLC, and as a result he has voting and dispositive power with respect to the shares held by such stockholder. McMahan Securities Co. L.P. is a registered broker-dealer.

(4) Includes 558,918 shares underlying warrants issued as compensation for investment banking services. Mr. Shillan is a Managing Director of McMahan Securities Co. L.P., which is a registered broker-dealer.

(5) Deutsche Bank AG, London Branch is an affiliate of Deutsche Bank Securities, which is a registered broker-dealer.

(6) Richard H. Keyes is the sole trustee of the Keyes Family Trust and as a result he has voting and dispositive power with respect to the shares held by such stockholder.

(7) Kenneth E. Nielsen is an affiliate of Keane Securities Co., Inc., which is a registered broker-dealer.

(8) Includes 46,363 shares underlying warrants issued as compensation for investment banking services. Mr. O'Hearn is an affiliate of Keane Securities Co., Inc., which is a registered broker-dealer.

(9) Includes 46,363 shares underlying warrants issued as compensation for investment banking services. Mr. Keane is an affiliate of Keane Securities Co., Inc., which is a registered broker-dealer.

(10) James J. Keane is an affiliate of Keane Securities Co., Inc., which is a registered broker-dealer.

(11)  Lighthouse Financial Group, LLC is a registered broker-dealer.

(12) Michael C. Morfit is the general partner of MCM Stork Fund, LP and as result he has voting and dispositive power with respect to the shares held by such stockholder.

(13) Christopher J. Labrego and Robert Lupo have shared voting and dispositive power with respect to the shares held by Bella Rosa's Inc. Mr. Labrego is an employee of Carlin Equities Corp., which is a registered broker-dealer.

(14) Mr. Murphy is an employee of Prager, Seally & Co., LLC, which is a registered broker-dealer.

(15) Joan Rich Baer and Arthur B. Baer are co-trustees of the Joan Rich Baer, Inc., Pension Plan & Trust and as a result share voting and dispositive power with respect to the shares held by such stockholder.

(16) Includes 38,038 shares underlying warrants issued as compensation for investment banking services. Mr. Agriogianis is an affiliate of Vfinance Investments, Inc., which is a registered broker-dealer.

(17) Includes 4,333 shares underlying warrants issued as compensation for investment banking services. Mr. Campanella is an affiliate of Vfinance Investments, Inc., which is a registered broker-dealer.

(18) Includes 2,500 shares underlying warrants issued as compensation for investment banking services. Jeffrey A. Smith, the President of Idlewyld Capital Corp., has sole voting and dispositive power with respect to these shares.

(19) Mr. Janssen is an affiliate of Janssen Partners, Inc., which is a registered broker-dealer.

(20) Represents 657,790 shares underlying warrants issued as compensation for investment banking services. Mr. Morfit is an affiliate of Lighthouse Financial Group, LLC, which is a registered broker-dealer.

(21) Represents 230,838 shares underlying warrants issued as compensation for investment banking services. Mr. Bradley is an affiliate of Lighthouse Financial Group, LLC, which is a registered broker-dealer.

(22) Represents 241,650 shares underlying warrants issued as compensation for investment banking services. Mr. Diaco is an affiliate of Lighthouse Financial Group, LLC, which is a registered broker-dealer.

(23) Represents 108,695 shares underlying warrants issued as compensation for investment banking services. Mr. Wallner is an affiliate of Lighthouse Financial Group, LLC, which is a registered broker-dealer.

(24) Represents 80,000 shares underlying warrants issued as compensation for investment banking services.

(25) Represents 80,000 shares underlying warrants issued as compensation for investment banking services.

(26) Represents 80,000 shares underlying warrants issued as compensation for investment banking services.

(27) Includes 45,995 shares underlying warrants issued as compensation for investment banking services.

(28) Includes 32,961 shares underlying warrants issued as compensation for investment banking services. Vfinance Investments, Inc. is a registered broker-dealer.

(29) Represents 38,038 shares underlying warrants issued as compensation for investment banking services. Mr. Taub is an affiliate of Vfinance Investments, Inc., which is a registered broker-dealer.

(30) Represents 38,038 shares underlying warrants issued as compensation for investment banking services. Mr. Tsigounis is an affiliate of Vfinance Investments, Inc., which is a registered broker-dealer.

(31) Includes 46,363 shares underlying warrants issued as compensation for investment banking services. Mr. Kleinman is an affiliate of Keane Securities Co., Inc. which is a registered broker-dealer.

(32) Includes 46,363 shares underlying warrants issued as compensation for investment banking services. Mr. Stravato is an affiliate of Keane Securities Co., Inc. which is a registered broker-dealer.

(33) Represents 10,000 shares underlying warrants issued as compensation for investment banking services. Mr. Ottensoser is an affiliate of Legend Merchant Group, Inc., which is a registered broker-dealer.

(34) Represents 40,316 shares underlying warrants issued as compensation for investment banking services. IQ Ventures Inc. is a registered broker-dealer.

(35) Represents 10,000 shares issued as compensation for services. Joseph Deegan and Kimberly Guest have shared voting and dispositive power with respect to the shares held by Communique, LLC

(36) Represents 38,038 shares underlying warrants issued as compensation for investment banking services. Mr. Maciak is an affiliate of Vfinance Investments, Inc., which is a registered broker-dealer.

                              PLAN OF DISTRIBUTION

         We are registering the common shares covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' interests. We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

         The selling stockholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell some or all of their common shares through:

         o a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

         o purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer for its account; or

         o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

         When selling the common shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

         o enter into transactions involving short sales of the common shares by broker-dealers;

         o sell common shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

         o enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer or other person, who will then resell or transfer the common shares under this prospectus; or

         o loan or pledge the common shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. However, the selling stockholders and any broker-dealers or such other persons involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' or their affiliates' commissions, discounts or concession may qualify as underwriters' compensation under the 1933 Act. If the selling stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

In addition to selling their common shares under this prospectus, the selling stockholders may:

         o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

         o transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         o sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         We have agreed to indemnify the selling stockholders against liabilities arising in connection with this offering, including liabilities under the 1933 Act, or to contribute to payments that the selling stockholders may be required to make in that respect.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock trades on the OTC Bulletin Board under the symbol "VGTI." The following table shows the high and low closing prices of our common stock for the periods indicated as reported by the OTC Bulletin Board. These prices do not include retail markup, markdown or commission.

                                             HIGH           LOW

         2001:
         Third quarter...............          .55             .33
         Fourth quarter .............          .66             .26

         2002:
         First quarter...............          .54             .29
         Second quarter..............          .44             .24
         Third quarter...............          .36             .12
         Fourth quarter..............          .55             .23

         2003:
         First quarter...............   $      .48      $      .25
         Second quarter..............          .53             .29
         Third quarter...............          .79             .49
         Fourth quarter..............          .87             .58

         We consider our common stock to be thinly traded and, accordingly, reported sale prices may not be a true market-based valuation of our common stock. As of January 5, 2004, there were 158 record holders of our common stock and approximately 950 beneficial owners.

         We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

         During 2002 and 2003, we received a total of $6,263,780 of funds from the private placement sale of our equity securities and the exercise of outstanding options. Of this amount, over $4,000,000 was raised in the last six months of 2003, including net proceeds of $1,514,500 received in December 2003 from the sale of units consisting of Series B preferred stock and warrants to purchase common stock, and net proceeds of $2,488,780 received in July 2003 from the sale of units consisting of Series A preferred stock and warrants to purchase common stock. The terms of our Series A preferred stock and Series B preferred stock and the warrants included in the units are described under "Description of Securities" beginning on page 29 of this prospectus.

         These funds acquired from these private placement have been, and will be, applied towards our plan of operation as a software provider to the gaming and lottery industries and our pursuit of a gaming manufacturer and distributor license in Nevada and a non-gaming related supplier license in Ontario, Canada. We will continue to focus on the development of gaming software applications and licensing opportunities for regulated casinos and sports wagering and lottery operations. Over the last six months, we have responded to several requests for gaming and lottery application proposals in the U.S. and Canada. Our plan of operations is to provide software application services and license our software products to distributors of restricted on-line content, including casinos, sports wagering systems and state and national lotteries. Our goal is to be the leading back-end application software provider to the licensed and land-based gaming industry.

RESULTS OF OPERATIONS

         NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

         Revenues from software application services were $472,475 for the nine months September 30, 2003, compared to $209,803 for the nine months ended September 30, 2002. The increase in revenues for the first nine months of 2003 versus the prior year's first nine months was due to new customers' initial software licensing fees.

         Operating expenses decreased by 29% to $1,490,076 for the nine months ended September 30, 2003 compared to $2,083,992 during the nine months ended September 30, 2002. The decrease in operating expenses was due to lower consulting fees, lower licensing fees, capitalized software, partially offset by higher distributorship expenses.

         Interest expense decreased to $14,812 for the nine months ended September 30, 2003 from $20,427 for the nine months ended September 30, 2002. The decrease in the interest expense was due to our repayment of two notes during July of 2003 and write back of a note that was subject to statute of limitations during this period.

         Other income of $162,718 in the nine months ended September 30, 2003 represents write back of a note and accrued interest that became subject to statue of limitation at the end of the third quarter of year 2003.

         Net loss for the nine months ended September 30, 2003 was $870,173 compared to net loss of $1,866,470 for the nine months ended September 30, 2002.

         YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001.

         Our net revenues decreased from $589,227 to $314,856 for the year ended December 31, 2002 compared to the prior year. Operating expenses from continuing operations increased by 12% for the year ended December 31, 2002 to $3,096,469 compared to $2,772,446 in the prior year. The increase was primarily due to $123,000 of severance pay accrual and higher gaming license fees offset by $128,016 of debt forgiveness income. All revenues and expenses related to operating Internet casino and sports book operations are reflected as discontinued operations in the Consolidated Statements of Operations for the year ending December 31, 2000.

         Interest income increased to $516 for the year ended December 31, 2002 compared to $460 for the prior year. Interest expense increased to $52,683 for the year ended December 31, 2002 compared to $39,547 for the prior year, due to higher average notes payable balances outstanding during the year.

         Net loss for the year ending December 31, 2002 increased 22% to $2,707,186, or $0.11 per share, on 24,091,248 weighted average shares outstanding, compared with a loss in 2001 of $2,212,894, or $0.14 per share, on 15,537,933 weighted average shares outstanding.

         YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

         Our net revenues increased from $473,499 in 2000 to $589,227 for the year ended December 31, 2001. Operating expenses from continuing operations increased by 52% for the year ended December 31, 2001 to $2,772,446 compared to $1,820,822 in the prior year. The increase was due to an increase of $1,029,777 of expenses during the 2001 fiscal for issuance of stock options and warrants to our employees and consultants over the prior year. Excluding these non-cash items, operating expenses in 2001 decreased by about $36,000 from the prior year. All revenues and expenses related to operating Internet casino and sports book operations are reflected as discontinued operations in our consolidated statements of operations for the year ended December 31, 2000.

         Interest income decreased to $460 for the year ended December 31, 2001 compared to $6,411 for the prior year. Interest expense increased to $39,547 for the year ended December 31, 2001 compared to $27,422 for the prior year, due to higher average notes payable balances outstanding during the year.

         Net loss from continuing operations for the year ended December 31, 2001 was $2,212,894 compared to $1,373,116 for the year ended December 31, 2000. This increase was due to the charges expensed in relation to non-cash items. There was no loss from discontinued operations for the year ended December 31, 2001 compared to a loss of $256,995 from discontinued operations in the prior year. Net loss for the year ended December 31, 2001 increased 35.8% to $2,212,894, or $0.14 per share, on 15,537,933 weighted average shares outstanding, compared with a loss in 2000 of $1,630,111, or $0.14 per share, on 11,920,790 weighted average shares outstanding.

LIQUIDITY AND CAPITAL RESOURCES

         We had working capital of $1,230,071 as of September 30, 2003, an increase in working capital of $1,972,602 compared to the working capital deficit of $742,531 as of December 31, 2002. During the quarter ended December 31, 2003, we received additional net proceeds of $1,514,500 from the closing of a private placement of our securities conducted by McMahan Securities Co. L.P., as placement agent. Our receipt of the proceeds of this private placement are not reflected in the financial statements of the quarter ended September 30, 2003. As of September 30, 2003, we had stockholders' equity of $2,064,826 compared to a stockholders' deficit of $41,063 at December 31, 2002.

         Our plan of operations over the next 12 months includes the continued pursuit of our goal to position VirtGame as the leading provider of software applications and solutions to the regulated gaming and lottery industries by developing and integrating solutions to comply with the regulatory concerns. We believe that our working capital as of the date of this prospectus will be sufficient to satisfy our estimated working capital requirements through the end of the current fiscal year ending December 31, 2004.However, we believe that we will need significant additional working capital in order to fund our continued gaming software development during 2005 and, if necessary, to finance possible future losses from operations as we endeavor to build revenue and reach a profitable level of operations. We plan to raise additional required funds through various financing sources by issuing additional shares of our securities. However, as of the date of this prospectus we have no plans or commitments for the sale of our securities. If we are unable to raise the required capital, there will be a severe impact on our financial condition that would jeopardize our ability to continue as a going concern.

         The report of our independent accountants for the fiscal year ended December 31, 2002 states that due to recurring losses from operations, the absence of significant operating revenues and our limited capital resources, there is substantial doubt about our ability to continue as a going concern.

INFLATION

         We believe that inflation does not have a material effect on our business.

                                    BUSINESS

GENERAL

         We are a networked gaming software provider to the regulated gaming and lottery industries. We offer to licensed casinos and sports wagering and lottery operations a comprehensive suite of software products that provide:

         o distribution of server-based casino games, sports wagering and lotteries through various distribution channels, including local area networks within a casino (such as over-the-counter, stand-alone kiosks and in-room wagering) and wider area networks such as online closed-loop Intranets or the Internet;

         o open architecture supporting multiple operating system platforms and databases that require no special or proprietary hardware; and

         o customer management solutions, including managerial and financial reports and client data mining.

         Our business model is based on a strategy of developing a suite of next generation software products for the traditional land-based or "brick-and-mortar" gaming and lottery companies, including a turnkey solution that will enable the operator to offer casino games, sports wagering and lotteries online. We derive revenue through licensing and software development fees, maintenance fees and transactional fees, and, wherever legally permissible, participation in gaming revenue.

         We believe today's Internet is too unregulated and unjurisdictional to be a suitable distribution channel for the regulated gaming and lottery operators. We are taking a step-by-step approach to offer land-based casinos and lottery operators a legal solution for remote gaming within their own licensed jurisdiction. As the first step, we are deploying our open architecture gaming products within the casino floor. We will then introduce our proprietary and patented gaming distribution solution to extend the reach of the operator to their customers remotely. We have developed ways to create private networks from today's Internet infrastructures. Telecommunication companies have already spent a tremendous amount of capital on the World Wide Web. Our strategy is to capitalize on this sunk expense for the industry that spends billions of dollars building casinos to attract customers, and pays very little to expand its customer base. The states and governments are finding it difficult to stop the offshore Internet gaming companies. The only practical way to deal with the unlicensed Internet gaming operators is to allow the licensed and land-based casinos to compete online in a secured and regulated environment. This will also provide the opportunity for the states to tax this new source of gaming revenues.

         On January 21, 2003, the United States Patent and Trademark Office awarded us patent # 6,508,710 for "Gaming System with Location Verification". The patent covers virtual gaming environments with verification of players' location to regulate access to players in authorized locations. Also in January 2003, we licensed our sports wagering software to three of the casinos that Herbst Gaming owns and operates in Nevada, including Terrible's Hotel Casino, Terrible's Town Casino and Terrible's Lakeside Casino. In March 2003, we licensed our sports wagering software to Casino MonteLago, which is being developed by CIRI Lakeside Gaming Investors and scheduled to open in April 2003. The Casino MonteLago is located adjacent to the Ritz-Carlton Hotel which opened in early 2003 in Lake Las Vegas Resort. In October 2002, we received manufacturer and distributor licenses from the Nevada Gaming Commission, which are limited for 18 months and will expire in April 2004.

         We believe that licensed gaming and lottery companies and the legislators and regulators that govern them are interested in allowing for online gaming in the U.S. provided that proper controls can be put in place. In June 2002, the Nevada State legislature approved a bill allowing licensed casinos to offer Internet gaming subject to the Nevada Gaming Nevada Gaming Commission's ability to reasonably assure that wagers are accepted only from the State of Nevada and other jurisdictions that allow Internet gaming. We believe that the Nevada State Gaming Control Board and the Nevada Gaming Commission have long been considered to be the premier gaming regulatory bodies in the U. S., and if the Nevada Gaming Commission facilitates Internet gaming, other jurisdictions will follow.

         Our goal is to position VirtGame as the leading provider of software applications and solutions to the regulated gaming and lottery industries by developing and integrating solutions to comply with the regulatory concerns. In October 2000, we received approval from the Nevada State Gaming Control Board to

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offer the Coast Hotels' closed loop wagering system, which was the first time any U.S. gaming authority approved an online gaming opportunity. In July 2002, Las Vegas Dissemination Company, the exclusive pari-mutuel systems operator to the Nevada casino industry, agreed to serve as our exclusive distributor of our sports and race book software products in Nevada. We have entered into contracts with other licensed U.S. and foreign land-based gaming operators for purposes of designing and operating online gaming opportunities.

REGULATORY ENVIRONMENT

         As a software development company, we do not operate Internet casinos, sportsbooks or lotteries. Instead we have developed software products that are currently in use by licensed and regulated casinos, sportsbooks and lotteries. While we intend to derive income directly from gaming activities, we intend to do so pursuant to arrangements with licensed casino, sportsbook and lottery operators in full compliance with applicable federal and state law. Since we do not accept wagers, we believe that existing U.S. and foreign gaming regulations are not applicable to us. However, as a participant in the gaming industry, the regulatory environment in this industry directly affects us particularly as it relates to online casino gaming, sports wagering and lotteries.

         The U.S. Federal Interstate Wire Act provides language that, among other things, makes it a crime to use interstate or international telephone lines to transmit information assisting in the placing of wagers, unless the wagering is authorized in the jurisdiction from which and into which the transmission is made. Federal and state prosecutors and courts have consistently applied the Wire Act to Internet-based gaming. Consequently, both land-based and online gaming in the U.S. is prohibited unless authorized by the state from which and into which the transmission is made. In summary, the regulation of gaming in the U.S. is left to the states.

         We believe that states that permit land-based gaming have been reluctant to sponsor or license online gaming within their jurisdictions out of concern that they will not be able to prevent inappropriate persons from participating. The Internet has traditionally defied attempts to prohibit unlicensed offshore Internet casinos from offering their products in the U.S. Likewise, the Internet has defied attempts to prevent U.S. residents from wagering over those unregulated systems. We believe that the history of online gaming in the U.S. and elsewhere has discouraged states and other foreign governments from authorizing online gaming in their jurisdictions due to:

         o the perceived inability to prevent people from outside their jurisdiction from participating, thus risking the enmity of other jurisdictions that offer competing gaming activities or outlaw gaming altogether;

         o the perceived inability to prevent minors and other inappropriate persons located within their jurisdictions from participating; and

         o the perceived inability to offer online gaming and lotteries over a secure environment.

         As noted above, Nevada has recently passed legislation approving Internet-based gaming subject to assurances that it can be jurisdictionally policed. We believe that we offer a viable solution to the dilemma facing U.S. regulators and legislators. Our suite of integrated software products offer states a complete software solution that allows them or their licensees the ability to offer to the state's residents gaming, sportsbook and lottery products over a secure system that guarantees jurisdictional screening, identity authentication and age verification.

         In furtherance of our commitment to the promotion of regulated online gaming, we applied for and received manufacturer and distributor gaming licenses in the State of Nevada on October 24, 2002, which were limited for 18 months and will expire in April 2004. In May 2002, the Province of Ontario, Canada granted us a non-gaming related supplier license. We intend to file additional applications for gaming licenses in other U.S. and foreign jurisdictions in the future. While we do not believe that we require licensing by the gaming regulators, we believe that the legalization of online gaming will require, among other things, the regulation and supervision of the involved parties. We believe that licensing will prove to be a considerable barrier to entry for our future competitors and that our early efforts to obtain gaming licenses will give us a considerable advantage over our competition and allow us to help shape the regulatory landscape within which we will operate.

PRODUCTS AND SERVICES

         We offer to regulated casinos and lotteries a suite of integrated software products and services designed to provide:

         o distribution of server-based casino games, sports wagering and lotteries through various distribution channels, including over-the-counter, stand-alone kiosks and online via closed-loop Intranets or the Internet;

         o open architecture supporting multiple operating system platforms and databases that require no special proprietary hardware; and

         o customer management solutions, including managerial and financial reports and client data mining.

         o a secure environment that complies with gaming regulations, including jurisdictional screening, age verification and identity authentication.

         VIRTGAMESP(TM) SERVER SUITE

         Our software products are based on the VirtGameSP(TM), a proprietary server platform from which all other members of the software suite operate. The VirtGameSP(TM) is a highly scalable and customizable software system designed to function as an integration hub, and can run on any secure network with most modern operating systems, including Windows NT, Unix, Linux, Oracle and SQL.

         The VirtGameSP(TM) can be customized to accommodate the operator and has been found to comply with the requirements of a licensed casino.

         The VirtGameSP(TM) server suite includes the following products:

         o THE VIRTGAME MEDIA/WEB SERVER. This product acts as the engine through which front-end access is gained. Graphical user interfaces are customized for each branded entity and engage the system through the VirtGame Game Server to the VirtGame Community Server Platform.

         o THE VIRTGAME GAME SERVER. This product provides game play and game odds to the front end graphical user interfaces.

         o THE VIRTGAME COMMUNITY SERVER. This product stores all data, controls all game logic and security functionality and interfaces with the operator's credit card processor, as well as provides an extensive database management system that collects and manages all gaming customer information and marketing history.

         o THE VIRTGAME ADMINISTRATIVE SERVER. This product allows the independent operator to manage his casino from anywhere in the world with instant, exclusive and secure Internet access to his players' information, such as account balances, deposits and withdrawals. This server provides international gaming companies the capability to have centralized global risk management for minimizing sports wagering book-making risks.

         THE VIRTGAME PRODUCT SUITE

         The VirtGameSP(TM) acts as the foundation for the rest of the gaming software products offered by us in much the same way that Microsoft's Windows acts as a platform for the group of products in the Microsoft Office product group. Thus, as Windows creates optimal value as a myriad of applications are utilized by it, the VirtGameSP(TM) is the enabling agent for the entire product group offered by us and the integration interface to existing systems.

         Set forth below is a description of our casino, sports wagering and lottery products. All of the products can be deployed in-casino, either over-the-counter or at a stand-alone kiosk, or remotely over the Internet.

         o PRIMELINE(TM) SPORTS BOOK. PrimeLine(TM) Sports Book offers the opportunity to bet on a variety of sporting events played in the United States, Central and South America, Europe and Asia. The sports wagering service is conducted by way of proprietary software internally developed by us. The service is one of only two sports book systems approved as an over-the-counter sports book in Nevada and is the only one which is both web and kiosk enabled.

         o PRIMELINE(TM) RACE BOOK. PrimeLine(TM) Race Book offers a pari-mutuel sports wagering service that allows the client to wager on domestic and foreign horse races. The PrimeLine(TM) Race Book can be deployed over-the-counter, at a stand-alone kiosk or over the Internet.

         o VIRTLOTTERY(TM). The VirtLottery(TM) software module is an Internet platform that offers states and national lotteries with an Internet distribution channel. The technology and e-commerce system of this module allow state and national lotteries to sell traditional lottery games to existing lottery players over the Internet, maximizing the addressable customer base. Furthermore, our VirtBorderControl(TM) technology allows lottery games to be offered only to targeted markets in targeted geographic regions to address jurisdictional issues between state lotteries. While the system is currently optimized for the Internet distribution channel, it is capable of being deployed both as a kiosk and as an over-the-counter application.

         o VIRTCASINO(TM). Our VirtCasino(TM)software module is the enabling technology to all of the current casino table games, such as Blackjack, Baccarat, Craps, Roulette, Poker, PaiGow Poker, Let It Ride, Keno and Slot Games. The front end of the module presents integration options to a variety of customizable graphic user interfaces, offering the opportunity for branding, images, sounds, layout, customized games, content and ease of development. The games have been designed to evoke the sights and sounds similar to a Las Vegas style casino. Computer graphics present the "lobby" of the virtual casino, consisting of several menu items which the customer can choose to enter. The customers use the Windows format of commands to carry out gaming activities. The software module offers audio features, including the sound of shuffling cards, video poker machine pay-outs and general casino background sounds.

         o VIRTBORDERCONTROL(TM). The VirtBorderControl(TM)is a geographically intelligent software module that provides regulated casinos and lottery operators with the ability to conduct identity authentication and screen their user base for jurisdiction and age. It is the first closed-loop private network to gain Nevada Gaming Control Board approval. VirtBorderControl(TM)offers a complete solution for restricted distribution of content through computer access. VirtBorderControlTM can be configured to meet the requirements of individual states, provinces or countries to allow only legal users to gain access to content. Depending on the requested restrictions, we can configure the checkpoint business rules to meet the legal requirements of any given product. The VirtBorderControl(TM)technology enables licensed and regulated gaming companies to reach their customers within permitted jurisdictional boundaries. The system employs a multi-layer approach to jurisdictional control across the Internet. The main backend consists of a database that we use and update through multiple resources to determine where an Internet user appears to be coming from. We also have a proprietary browser that can further define the user's location through a series of checks and router identification.

CONTRACTS AND STRATEGIC RELATIONSHIPS

         CASINO MONTELAGO. In March 2003, we licensed our sports wagering software to Casino MonteLago, which is being developed by CIRI Lakeside Gaming Investors and scheduled to open in April 2003. The Casino MonteLago is located adjacent to the Ritz-Carlton Hotel which opened in early 2003 in Lake Las Vegas Resort.

         HERBST GAMING. In January 2003, we licensed our sports wagering software to three of the casinos that Herbst Gaming owns and operates in Nevada, including Terrible's Hotel Casino, Terrible's Town Casino and Terrible's Lakeside Casino.

         LAS VEGAS DISSEMINATION COMPANY. Pursuant to an Exclusive Distributorship Agreement dated July 1, 2002, we have appointed Las Vegas Dissemination Company, Inc. ("LVDC") as the exclusive distributor of our PrimeLineTM SportsBook and PrimeLineTM RaceBook in the State of Nevada. LVDC is the exclusive pari-mutuel systems operator for Nevada casino race books. Our goal is to place our PrimeLineTM SportsBook and PrimeLineTM RaceBook software products in the over-the-counter and kiosk-wagering systems serviced by LVDC. We believe that LVDC is uniquely qualified to be the exclusive distributor of our sports book and race book software products. The same department within a casino typically manages sports books and race books, and LVDC has established long standing relationships with key management in every Nevada casino that operates a race book. The agreement has an initial term of five years and is renewable by LVDC subject to its satisfaction of certain minimum performance conditions. LVDC has agreed to use its best efforts to market our software products to its clientele throughout Nevada, and we have the ability to terminate the agreement based on LVDC's failure to satisfy certain minimum performance conditions.

         In October 2000, we received approval from the Nevada Gaming Control Board to offer the Coast wagering system as a closed-loop Intranet service to Nevada residents. We believe that this was the first and only time any U.S. gaming authority approved an online gaming opportunity.

         ARGENTINE NATIONAL LOTTERY. We have designed, and developed two Internet-based systems in Argentina, a sports wagering lottery system for the Argentine National Lottery and a scratch lottery system for three southern provinces in Argentina. Pursuant to an agreement dated January 3, 2001, as amended on August 15, 2002, between us and Codere LLC, the operator of these two systems, we have granted Codere a non-exclusive license to our VIRTLOTTERY(TM) and VirtBorder Control software products. We have also agreed to design, install and operate on behalf of Codere an Internet-based gaming site at which Codere can offer casino games, sports wagering and lottery products. We employ our VirtBorder Control software products to prevent U.S. residents from wagering at the Codere site. Codere is scheduled to commence accepting wagers at one of these sites in the second quarter of 2003. Codere has paid us certain initial licensing and installation fees and is required to pay us further licensing and monthly maintenance fees based on the number of accounts established by users of its sites.

COMPETITION

         We are not aware of any other company in the U.S. or elsewhere that is engaged in the development of software designed to facilitate regulated online gaming or lotteries. However, there are competitors that share markets with specific software modules included in our software suite.

         o VirtCasino(TM), as a stand-alone product, competes directly with "turn-key" Internet casino providers.

         o PrimeLine(TM) Sports Book and PrimeLine(TM) Race Book, as stand-alone products, compete directly with the over-the-counter system offered by American Wagering and Scientific Games.

         We expect further development of competition in our space as it becomes a sizable and lucrative sector. We expect potential competition to develop from several areas, including casino operators' internal development teams, Internet software providers, security technology providers and existing casino game manufacturers such as International Game Technology, Inc., Multimedia Games and Alliance Gaming.

MARKETING

         Our customers are the U.S. and foreign operators of licensed casinos, sportsbooks and lotteries. We market our products to these customers through our participation in industry conferences and tradeshows and through direct marketing efforts. We believe that our products and services are well known by most operators of casinos and lotteries in the U.S. and to many casinos and lottery operators worldwide.

         An important element of our business strategy is to promote changes in federal and state law that allow for greater application of our software products by the regulated casino, sportsbook and lottery industries. To this end, we endeavor to educate state and federal legislators and state agencies that regulate the U.S. gaming and lottery industries of our ability to offer gaming, sportsbook and lottery products over a secure system that guarantees jurisdictional screening. We also believe that gaming regulators are an important source of licensing opportunities and in the past gaming regulators have promoted our software solutions within their jurisdictions.

RESEARCH AND DEVELOPMENT

         We spent approximately $468,000 in research and development in 2002, and $544,000 in 2001, all of which were expensed. We intend to conduct continuing development and innovation of our products in accordance with changing consumer preferences, demographics, and the evolution of new technologies. Our development strategy is to leverage our proprietary technology and regulatory approvals to integrate third party developed solutions such as age verification, identification and security in order to provide full-integrated applications that are competitive and innovative in the regulated gaming industry.

INTELLECTUAL PROPERTY

         We regard our technology as propriety and attempt to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently.

         In January 2003, we received a patent from the U.S. Patent and Trademark Office covering a process that verifies the geographic location of players in an online gaming environment. We intend to pursue the registration of our trademarks in the United States and internationally, and have registered in the United States the trademark "VirtGame." Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information will be difficult.

GAMING REGULATION

         GENERAL

         The manufacture, sale and distribution of networked gaming software is subject to federal, state, tribal and local regulations in the United States and foreign jurisdictions. While the regulatory requirements vary from jurisdiction to jurisdiction, the majority of these jurisdictions require licenses, registrations, permits, findings of suitability, documentation of qualification including evidence of financial stability and/or other required approvals for companies who manufacture and distribute networked gaming software, as well as the individual suitability or licensing of officers, directors, major stockholders and key employees. Laws of the various gaming regulatory agencies generally serve to protect the public and ensure that gaming related activity is conducted honestly, competitively, and free of corruption.

          Various gaming regulatory agencies have issued licenses allowing us to manufacture and/or distribute our systems. We and our key personnel have obtained or applied for all government licenses, permits, registrations, findings of suitability and approvals necessary allowing for the manufacture, sale and distribution of our gaming software applications in the jurisdictions where we do business. We have never been denied a gaming related license, nor have our licenses been suspended or revoked.

          NEVADA REGULATION
          The manufacture, sale and distribution of gaming application software in Nevada or for use outside Nevada is subject to the Nevada Gaming Control Act and the regulations of the Nevada Gaming Commission (Commission), the Nevada State Gaming Control Board (GCB), and the local laws, regulations and ordinances of various county and municipal regulatory authorities (collectively referred to as the Nevada gaming authorities). These laws, regulations and ordinances primarily concern the responsibility, financial stability and character of gaming device and/or gaming software manufacturers, distributors and operators, as well as persons financially interested or involved in gaming operations. The laws, regulations and supervisory procedures of the Nevada gaming authorities seek to (i) prevent unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada gaming authorities, (iv) prevent cheating and fraudulent practices, and (v) provide a source of state and local revenues through taxation and licensing fees. Changes in these laws, regulations, procedures, and judicial or regulatory interpretations could have an adverse effect on our operations.

         Our Nevada gaming licenses require the periodic payment of fees and taxes and are not transferable. Each type of gaming software application we sell in Nevada must first be approved by the Commission and may require subsequent modification. We must also report substantially all loans, leases, sales of securities and similar financing transactions to the GCB and the Commission, and/or have them approved by the Commission. We believe we have obtained all required licenses and/or approvals necessary to carry on our business in Nevada.

         We are registered with the Commission as a publicly traded corporation and are required periodically to submit detailed financial and operating reports to the Commission and to furnish any other information that the Commission may require.

         Our officers, directors and key employees who are actively engaged in the administration or supervision of gaming and/or directly involved in our gaming activities may be required to file applications with the Nevada gaming authorities and may be required to be licensed or found suitable by them.

         The Nevada gaming authorities may investigate any individual who has a material relationship or involvement with us in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. The Nevada gaming authorities may deny an application for licensure or finding of suitability for any cause deemed reasonable. A finding of suitability is comparable to licensing and both require submission of detailed personal and financial information followed by a thorough background investigation. The applicant for licensing or a finding of suitability must pay all costs of the investigation. We must report changes in licensed positions to the Nevada gaming authorities. The Nevada gaming authorities may disapprove any change in position by one of our officers, directors or key employees, or require us to suspend or dismiss officers, directors or other key employees and sever all relationships with such persons, including those who refuse to file appropriate applications or whom the Nevada gaming authorities find unsuitable to act in such capacities. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

         We are required to submit detailed financial and operating reports to the Commission. If it were determined that any Nevada gaming laws were violated by us, our gaming licenses could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition we, and any persons involved, may be subject to substantial fines for each separate violation of the Nevada gaming laws at the discretion of the Commission. The Commission also has the power to appoint a supervisor to operate our gaming software production and management properties and, under certain circumstances, earnings generated during the supervisor's appointment could be forfeited to the State of Nevada. The limitation, conditioning or suspension of our gaming licenses or the appointment of a supervisor could (and revocation of our gaming licenses would) materially and adversely affect our gaming operations.

         The Commission may require any beneficial holder of our voting securities, regardless of the number of shares owned, to file an application, be investigated, and be found suitable, in which case the applicant would be required to pay all of the costs and fees of the GCB investigation. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, or trust, it must submit detailed business and financial information including a list of beneficial owners. Any person who acquires more than 5% of our voting securities must report this to the Commission. Any person who becomes a beneficial owner of more than 10% of our voting securities must apply for a finding of suitability within 30 days after the chairman of the GCB mails the written notice requiring this filing.

         Under certain circumstances, an Institutional Investor, as this term is defined in the Commission regulations, which acquires more than 10%, but not more than 15%, of our voting securities may apply to the Commission for a waiver of these finding of suitability requirements, provided the institutional investor holds the voting securities for investment purposes only. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of its business and not for the purpose of causing, directly or indirectly (i) the election of a majority of our board of directors, (ii) any change in our corporate charter, bylaws, management, policies or operations, or
(iii) any other action which the Commission finds to be inconsistent with holding our voting securities for investment purposes only. The Commission considers voting on all matters voted on by stockholders and the making of financial and other informational inquiries of the type normally made by securities analysts, and such other activities as the Commission may determine, to be consistent with holding voting securities for investment purposes only. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of the GCB investigation.

         Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Commission or the chairman of the GCB may be found unsuitable. The same restrictions apply to a record owner who fails to identify the beneficial owner, if requested to do so. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of our voting securities beyond that period of time as may be prescribed by the Commission may be guilty of a criminal offense. We are subject to disciplinary action, and possible loss of our approvals, if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our licensed gaming subsidiaries, we (i) pay that person any dividend or interest upon our voting securities, (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) give remuneration in any form to that person, for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require the unsuitable person to relinquish his voting securities for cash at fair market value. Additionally, the Clark County authorities have taken the position that they have the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

         The Commission may, in its discretion, require the holder of any of our debt securities to file an application, be investigated and be found suitable to own any of our debt securities. If the Commission determines that a person is unsuitable to own any of these securities, then pursuant to the Nevada gaming laws, we can be sanctioned, including the loss of our approvals, if without prior Commission approval, we: (i) pay to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognize any voting right by the unsuitable person in connection with these securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

         We are required to maintain a current stock ledger in Nevada that may be examined by the Nevada gaming authorities at any time. If any of our securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada gaming authorities. A failure to make this disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Commission has the power at any time to require our stock certificates to bear a legend indicating that the securities are subject to the Nevada gaming laws and the regulations of the Commission. To date, the Commission has not imposed this requirement on us.

         We may not make a public offering of our securities without the prior approval of the Commission if the securities or their proceeds are intended to be used to construct, acquire or finance gaming facilities in Nevada, or retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a finding, recommendation, or approval by the Commission or the GCB as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

         Changes in control of VirtGame through merger, consolidation, acquisition of assets or stock, management or consulting agreements or any act or conduct by a person whereby he obtains control, may not occur without the prior investigation of the GCB and approval of the Commission. Entities seeking to acquire control of us must satisfy the GCB and the Commission in a variety of stringent standards prior to assuming control. The Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

         The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect Nevada gaming licensees, and publicly-traded corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. Nevada's gaming laws and regulations also require prior approval by the Commission if we were to adopt a plan of recapitalization proposed by our board of directors in opposition to a tender offer made directly to our stockholders for the purpose of acquiring control of us.

         License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the cities and counties where we conduct operations. Depending on the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually. Annual fees are payable to the State of Nevada to renew our Nevada gaming licenses.

         Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively referred to as licensees), and who proposes to participate in the conduct of gaming operations outside of Nevada is required to deposit with the GCB, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the GCB of the licensee's participation in foreign gaming. This revolving fund is subject to increase or decrease at the discretion of the Commission. As a licensee, we are required to comply with certain reporting requirements imposed by the Nevada gaming laws. We are also subject to disciplinary action by the Commission if we knowingly violate any laws of the foreign jurisdiction pertaining to our foreign gaming operation, fail to conduct our foreign gaming operations in accordance with the standards of honesty and integrity required of Nevada gaming operations engage in any activity or enter into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada, engage in any activity or enter into any association that interferes with the ability of the State of Nevada to collect gaming taxes and fees, or employ, contract with or associate with any person in the foreign gaming operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability, or who has been found guilty of cheating at gambling.

EMPLOYEES

         As of the date of this prospectus, we employed eleven full-time employees, and two full-time consultants, four of whom are involved in administration and eight are involved in software development and engineering.

FACILITIES

         Our executive offices are located in San Diego, California and consist of approximately 3,300 square feet of leased premises. The lease for these premises expires in February 2005 and provides for monthly rent of approximately $2,970. We believe that our existing facilities satisfy our present and foreseeable needs.

LITIGATION

         There are no pending legal proceedings to which we or our properties are subject.

                                   MANAGEMENT

         Set forth below are our directors and officers:

NAME                                      AGE                      POSITION
--------------------------------------   -----   -------------------------------------------------
                                                 Chief Executive Officer, Chief Financial Officer,
Bruce Merati.........................      46    Secretary and Director
Glenn E. Wichinsky...................      50    President, General Counsel and Director
General Paul A. Harvey...............      66    Director

         MR. MERATI was appointed as our Chief Executive Officer in August 2003, and he also continues to serve as our Chief Financial Officer, a position he has held since July 27, 1998. Mr. Merati served as our President from September 2002 through August 2003. Mr. Merati has also served on our board of directors since June 2002. From July 1997 to July 1998, Mr. Merati served as the controller of The Weekend Exercise Company, Inc., a designer and marketer of women's and girls' athletic apparel and casual sportswear located in San Diego, California. Mr. Merati is a Certified Public Accountant and a Chartered Accountant in England and Wales and spent seven years as an auditor with the London office of PricewaterhouseCoopers.

         MR. WICHINSKY has served as our President and General Counsel since September 1, 2003. He has served on our board of directors since July 2003. Mr. Wichinsky has been actively engaged in the Nevada gaming industry since 1979. He has been granted gaming licenses for his management and equity participation in Westronics, Inc., a licensed manufacturer, distributor and operator of gaming equipment in the State of Nevada; as a nonrestricted licensee as a general partner of the Mardi Gras Casino in Las Vegas; and, most recently licensed, as a co-owner and operator of the Regency Casino located in Laughlin, Nevada. Mr. Wichinsky attended the University of the Pacific, McGeorge School of Law in Sacramento, California, earning a Juris Doctor degree in 1982. Mr. Wichinsky is a member of the Nevada and Florida bars.

         GENERAL HARVEY was appointed as a director of VirtGame in November 2003. General Harvey was Executive Director of the Mississippi Gaming Commission from 1993 through 1998. He is currently a consultant to the gaming, hotel and resort industry and is on the board of directors of the National Center for Responsible Gaming and serves as an outside director on the board of directors of Riviera Hotel and Casino. He spent 32 years on active duty in the United States Air Force where he held numerous command positions throughout the United States, Europe, Africa and the Middle East.

         As a condition of our manufacturers and distributors license from the Nevada Gaming Commission, each of our directors, executive officers and controlling stockholders must be licensed by the Nevada Gaming Commission. The individual licensing process is lengthy and expensive. Mr. Merati and Daniel Najor, who at the time was our largest shareholder, have applied for and received individual licenses from the Nevada Gaming Commission. The Nevada Gaming Commission will allow us to appoint executive officers and directors in advance of their approval provided that such person immediately commences the licensing approval process. Since Mr. Wichinsky is the holder of separate gaming licenses from the Nevada Gaming Commission in connection with other gaming activities, we do not foresee any significant issues, time or expense involved in obtaining the Nevada Gaming Commission's approval of his appointment to our board of directors. We are actively pursuing additional officers and directors who are already licensed by the Nevada Gaming Commission.

         In addition to the requirements of the Nevada Gaming Commission, the Ontario Gaming Commission requires us to obtain their prior approval of the appointment of any persons as an executive officer, director or controlling shareholder. Mr. Merati and Mr. Najor have been approved by the Ontario Gaming Commission. Mr. Wichinsky has agreed to serve on our board of directors subject to the Ontario Gaming Commission's approval of his appointment.

         EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by us to our chief executive officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000. In reviewing the table, please keep in mind that:

         o Mr. Walker became our president and chief executive officer in June 2001, started receiving a salary in August 2001 and resigned in September 2002; and

         o Prior to June 2001, our president and chief executive officer was Joseph Paravia.

                               ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                           ----------------------------------------------------------------------
                                                                     RESTRICTED     COMMON SHARES      ALL OTHER
                                                                       STOCK          UNDERLYING        COMPEN-
    NAME AND POSITION      YEAR      SALARY       BONUS     OTHER    AWARDS ($)        OPTIONS          SATION
------------------------------------------------------------------------------------------------------------------
Bruce Merati,              2002     $108,333     $14,250   $34,471       --            600,000            --
PRESIDENT, CFO AND COO     2001      $81,250       --        --        $32,400        1,000,000           --
                           2000     $100,000       --        --          --            625,000            --

Scott Walker,              2002      $93,750       --        --          --            400,000            --
FORMER PRESIDENT AND CEO   2001      $31,250       --        --          --            600,000            --
                           2000        --          --        --          --              --               --

Joseph Paravia,            2002        --          --        --          --              --               --
FORMER PRESIDENT AND CEO   2001      $93,750       --        --          --              --               --
                           2000     $137,500       --        --          --              --               --

EMPLOYMENT AGREEMENTS

         BRUCE MERATI. In October 2003, we entered into a two-year employment agreement with our chief executive officer and chief financial officer, Bruce Merati. The agreement provides for a base annual salary of $200,000, of which $35,000 is deferred until we have two consecutive cash flow positive quarters. The agreement also provides for bonuses of five percent of net profit generated by new products for which we receive regulatory approval, up to a maximum of $250,000 per year, plus a car allowance of $500 per month. The employment agreement also provides for our grant of an option to purchase 700,000 common shares, at an exercise price of $0.62 per share, exercisable for 5 years, becoming fully exercisable on July 1, 2005. The agreement expires on July 1, 2005, but will be automatically renewed for an additional two year term unless either party elects not to renew at least 90 days prior to the expiration date.

         GLENN WICHINSKY. In September 2003, we entered into a one-year employment agreement with Glenn Wichinsky to serve as our President and General Counsel. The agreement provides for annual salary of $120,000, plus a bonus of $20,000 if certain milestones are achieved. Pursuant to the agreement, we granted Mr. Wichinsky an option to purchase 100,000 shares of our common stock at an exercise price of $0.66 per share. The option becomes fully vested in September 2004 and has a term of five years. Upon his appointment to our board of directors in June 2003, Mr. Wichinsky was also granted an option to purchase 50,000 shares of our common stock at an exercise price of $0.50. The option becomes fully vested in June 2004 and has a term of five years. We also pay Mr. Wichinsky a car allowance of $500 per monthly.

         SCOTT WALKER. In January 2002, we entered into a two-year employment agreement with our then president and chief executive officer, Scott Walker. The agreement provided for a base salary of $150,000. Pursuant to the agreement, we granted Mr. Walker options to purchase 400,000 common shares, of which, 200,000 shares are exercisable at $0.50 per share, and 200,000 shares are exercisable at $1.00 per share, which is $0.50 lower than the $1.50 exercise price stated in the employment agreement because of a subsequent agreement with Mr. Walker. The agreement also provided for certain performance-based bonuses. The agreement terminated by mutual agreement of the parties effective in September 2002. Pursuant to a separation agreement finalized with Mr. Walker in August 2003, we paid Mr. Walker a lump-sum of $50,000 and issued to him 500,000 shares of our common stock in exchange for the cancellation of his additional option to purchase 600,000 shares at an exercise price of $0.25 per share. We also agreed to pay Mr. Walker's health insurance costs through January 2004.


OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------
                              NUMBER OF SECURITIES         % OF TOTAL
                                  UNDERLYING           OPTIONS/SARS GRANTED         EXERCISE OR
                                 OPTIONS/SARS            TO EMPLOYEES IN            BASE PRICE        EXPIRATION
          NAME                    GRANTED (#)              FISCAL YEAR                ($/SH)             DATE
--------------------------  ----------------------- ---------------------------  -----------------  ---------------
Scott Walker.............          400,000                    40.0%                $0.50-$1.00         01/10/07

Bruce Merati.............          600,000                    60.0%                   $0.25            12/31/07


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF
                                                                         NUMBER OF SECURITIES       UNEXERCISED
                                                                              UNDERLYING           IN-THE-MONEY
                                                                          UNEXERCISED OPTIONS       OPTIONS AT
                                                                          AT FISCAL YEAR-END      FISCAL YEAR-END
                             SHARES ACQUIRED                                 EXERCISABLE/          EXERCISABLE/
          NAME                 ON EXERCISE          VALUE RECEIVED           UNEXERCISABLE       UNEXERCISABLE (1)
--------------------------  ------------------    --------------------   ----------------------  ------------------
Scott Walker.............          --                     --                  1,000,000/0           $120,000/$0

Bruce Merati.............           0                      0                  2,215,000/0           $443,000/$0

(1) Calculated based upon a last reported sale price of $0.45 per share on December 31, 2002.

         COMPENSATION OF DIRECTORS. All of our directors receive reimbursement for out-of-pocket expenses for attending board of directors meetings. We intend to appoint additional members to the board of directors, including outside or non-officer members to the board. Any future outside directors may receive an attendance fee for each meeting of the board of directors. From time to time we may also engage certain future outside members of the board of directors to perform services on our behalf and we will compensate such persons for the services which they perform.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

         The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

         The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

         o each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o each of our directors, executive officers and nominees to become directors; and

         o        all directors and executive officers as a group.

                  NAME AND ADDRESS                             NUMBER OF SHARES                PERCENTAGE OWNED
------------------------------------------------------    ---------------------------    -----------------------------
Bruce Merati                                                      2,556,426                          5.99%
6969 Corte Santa Fe, Suite A
San Diego, CA  92121

Glenn Wichinsky                                                      --                               --
6969 Corte Santa Fe, Suite A
San Diego, CA  92121

General Paul A. Harvey                                             100,000                            *
6969 Corte Santa Fe, Suite A
San Diego, CA  92121

ICM Asset Management, Inc.                                        2,875,000                          6.96%
601 West Main Avenue, Suite 600
Spokane, WA 99201

Veritas-Scalable Investment Products Fund LLC                     5,368,598                         12.87%
500 W. Putnam Avenue
Greenwich, CT 06830

Lighthouse Financial Group, LLC                                   2,309,217                          5.41%
420 Lexington Avenue, Suite 360
New York, NY 10170

Deutsche Bank AG                                                  3,023,684                          7.28%
31 W. 52nd St., 16th Floor
New York, NY 10019

Directors and executive officers as a group                       2,556,426                          5.99%

In reviewing the above table, please keep in mind:

         o 2,215,000 of the 2,556,426 common shares beneficially owned by Mr. Merati represent common shares underlying presently exercisable options.

         o The 100,000 shares beneficially owned by Mr. Harvey represent common shares underlying presently exercisable options.

         o The percentage amounts for each reported party assume total outstanding common shares of 40,460,461. This is based on 30,130,044 common shares issued and outstanding as of the date of this prospectus, plus 7,894,706 shares of common stock issuable upon conversion of our outstanding Series A preferred stock and 2,435,711 shares of common stock issuable upon conversion of our outstanding Series B preferred stock. The percentage amounts also give effect to the issuance of common shares underlying presently exercisable options and warrants held by the reported party.

         o The amounts shown for ICM Asset Management, Inc. include 2,156,250 shares beneficially owned by Koyah Leverage Partners, L.P., 546,250 shares beneficially owned by Koyah Partners, L.P. and 172,500 shares beneficially owned by Raven Partners, L.P. See the Selling Stockholders table and preceding text on page 7. ICM Asset Management, Inc., Koyah Leverage Partners, L.P., Koyah Partners, L.P., Raven Partners, L.P. and the other persons or entities listed in the footnotes to the Selling Stockholders' table disclaim beneficial ownership in these securities except to the extent of the such entity's or person's pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended.

         o The amounts shown for Lighthouse Financial Group, LLC include 657,790 shares beneficially owned by Jeffrey J. Morfit, 230,838 shares beneficially owned by Robert J. Bradley and 241,650 shares beneficially owned by Joseph D. Diaco. See the Selling Stockholders table and preceding text on page 7.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, of which, as of the date of this prospectus, 30,130,044 shares were issued and outstanding and held by 174 record holders representing approximately 944 beneficial owners. As of the date of this prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock, except as set forth below.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the certificate of incorporation, and certain mergers and reorganizations), in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

PREFERRED STOCK

         We are authorized to issue 10,000,000 shares of preferred stock, $.00001 par value, of which 3,300 shares have been designated as Series A Preferred Stock and 10,000 shares have been designated as Series B Preferred Stock. Our board of directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of Preferred Stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to that of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

         SERIES A PREFERRED STOCK

         In March 2003, our board of directors authorized an initial series of preferred stock known as "Series A Preferred Stock." Between May and July 2003, we conducted a private placement of units consisting of our Series A preferred stock and common stock purchase warrants. As of the date of this prospectus, 3,000 shares of Series A preferred stock are issued and outstanding. The Series A preferred stock shall, with respect to dividends and rights on liquidation, dissolution or winding up, rank senior to all our other equity securities other than our Series B preferred stock, including our common shares and any other series or class of our preferred or common stock, now or hereafter authorized; provided, however, the Series A Preferred Stock does not have a preferred dividend over the common shares and, instead, shall participate in any dividends pari passu with the common shares. The Series A preferred stock has a liquidation preference of $1,000 per share. In the event of any liquidation, dissolution or winding up of the corporation, before any distribution or payment to holders of our other equity securities, including our common shares, each share of Series A preferred stock and Series B preferred stock shall be entitled to be paid, on a pari passu basis, a liquidation preference of $1,000, plus any accrued and unpaid dividends. After payment or setting apart of payment of the Series A and Series B preferred stock preferences, the holders of our common shares shall be entitled to receive our remaining assets.

         Each share of Series A preferred stock is convertible into shares of our common stock at a conversion price equal to $0.38 per share. The conversion price will be subject to certain anti-dilution rights, including a downward adjustment in the conversion price in the event of our sale of any common shares over the 24 month period following the termination at an offering at a price less than $0.33 per share, as such amount may be adjusted in the event of any splits, combinations, stock dividends or recapitalizations of our common shares. Currently, the 3,000 shares Series A preferred stock outstanding are convertible into a total of 7,894,706 shares of common stock.

         The Series A preferred stock will vote with the common shares. The holder of each share of Series A preferred stock shall be entitled to the number of votes equal to the number of common shares into which each share of Series A preferred stock could be converted on the record date for the vote or written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. In addition, as long as 25% or more of the Series A preferred shares sold in this offering remain outstanding, we will require the approval of the holders of a majority of the outstanding Series A preferred shares in order to either (i) grant or issue during any 12 month period common stock purchase options, warrants or the like for the purchase of more than 750,000 common shares, or (ii) grant or issue any common stock purchase options, warrants or the like for the purchase of our common shares at an exercise price less than the higher of (A) 85% of the fair market value of our common shares on the date of issue or grant, or (B) $0.33 per share. We received such approval in connection with the issuance of our Series B preferred stock and warrants in our December 2003 private placement offering of units.

         The Series A preferred stock will be redeemable by us, commencing July 11, 2005, at such time as our common stock is trading at $0.69 per share, as such amount may be adjusted in the event of any splits, combinations, stock dividends or recapitalizations of our common shares. The redemption price payable by us shall be $1,000 per share plus any accrued and unpaid dividends.

         SERIES B PREFERRED STOCK

         In December 2003, our board of directors authorized a series of preferred stock designated as "Series B preferred stock" and we completed a private placement offering of units consisting, in the aggregate, of 1,705 shares our Series B preferred stock and warrants to purchase shares up to 608,928 shares of our common stock.

         The Series B preferred stock is convertible at any time, at the option of the holder, into the number of shares of common stock determined by dividing the liquidation preference of $1,000 per share plus all accrued but unpaid dividends by the conversion price of $0.70, subject to any adjustment for stock splits, combinations and the like. As of the date of this prospectus, the issued and outstanding shares of Series B preferred stock are convertible into an aggregate of 2,435,711 shares of our common stock.


         To the extent VirtGame has legally available funds, we will declare and pay, on the last business day of December and June each year, cash dividends at the rate of six percent (6%) per annum on each outstanding share of Series B preferred stock. All accrued but unpaid dividends will entail a late fee at the rate of 18% per annum. Such dividends will be cumulative commencing as of December 31, 2003, and will be paid prior to payment of dividends on any other capital stock of the company. With respect to dividends, if any, other than the 6% dividends, the Series B preferred stock, will rank pari passu with the Series A preferred stock and senior to all other equity securities of VirtGame, including our common stock and any other series or class of our preferred or common stock, now or later authorized.

         With respect to liquidation, dissolution or winding up, the Series B preferred stock will rank pari passu with the Series A preferred stock and rank senior to all other equity securities of the company, including the common stock and any other series or class of the company's preferred or common stock, now or hereafter authorized.

         If we issue securities under certain circumstances for an effective price less of than $0.70 per share or make certain distributions to our common stockholders and not our preferred stockholders, then the "full ratchet" anti-dilution terms of the Series B preferred stock will automatically cause the conversion price of the Series B preferred stock to be reset to such reduced price. The Series B preferred stock also provides for adjustments of the conversion price if we pay a stock dividend to our common stockholders, subdivide or combine the outstanding shares of our common stock into a larger or smaller number of shares or issue by reclassification of the common stock any shares of capital stock.

         If the closing price of our common stock for any fifteen (15) consecutive trading day period exceeds $1.50 per share (subject to appropriate adjustments for stock splits, combinations and the like), then we will have the right to redeem no less than the entire amount of outstanding shares of Series B preferred stock, at a cash price equal to 100% of the liquidation preference for such shares, plus any accrued but unpaid dividends, interest and penalties. At any time prior to the date of redemption, the holder may convert any or all of the outstanding shares of Series B preferred stock then held into common stock.

         If the closing price of our common stock for any fifteen (15) consecutive trading day period exceeds the "set price" of $0.70 per share (subject to adjustment for stock splits, combinations and the like) by at least 300%, then we may, within two trading days of any such period, deliver a notice to the holders of Series B preferred stock to cause the conversion of all or part of the then outstanding shares of the Series B preferred stock.

         Holders of the Series B preferred stock are not entitled to vote on matters submitted to holders of the our common stock.

UNIT WARRANTS

         We issued warrants to purchase common stock as part of the units sold in our July 2003 private placement, which also included Series A preferred stock, and as part of the units sold in our December 2003 private placement, which also included Series B preferred stock.

         In July 2003, we issued warrants to purchase an aggregate of 4,200,000 shares of common stock to investors in the units that included shares of our Series A preferred stock. These warrants have an initial exercise price of $0.38 per share, subject to adjustment, and are exercisable until December 31, 2008 We may redeem some or all of these warrants at a call price of $.05 per warrant upon 30 days written notice if (i) the common stock is listed for trading on any U.S. exchange, and (ii) the last sale price of our common stock on any U.S. exchange has equaled or exceeded $0.83 per share, as such amount may be adjusted in the event of any splits, combinations, stock dividends or recapitalizations of our common shares, for ten consecutive trading days.

         In December 2003, we issued warrants to purchase an aggregate of 608,928 shares of common stock to investors in the units that included shares of our Series B preferred stock. These warrants have an initial exercise price of $0.70 per share, subject to adjustment, and are exercisable until December 31, 2008.

STOCK OPTION PLAN

         We have adopted a Stock Option Plan, which permits us to grant options to our employees, officers, directors, consultants and independent contractors. We may issue an aggregate of 10,000,000 shares of common stock pursuant to the stock option plan. As of the date of this prospectus, we have granted under the stock option plan options to purchase an aggregate of 7,884,600 shares of common stock, at exercise prices ranging from $0.11 to $2.87 per share, to our employees, officers, directors and consultants.

WARRANTS

         We have issued warrants, in addition to the unit warrants described above, to purchase shares of our common stock to investors and investment bankers in several investment transactions in the past. As of the date of this prospectus, we have issued warrants that entitle the holders to purchase an aggregate of 4,468,014 shares of common stock at exercise price ranging from $0.22 to $5.00 per share.

DIVIDENDS

         We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is Florida Atlantic Stock Transfer, Inc., 7130 N. Nob Hill Road, Tamarac, Florida 33321.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Preston Gates Ellis, LLP, Irvine, California.

                                     EXPERTS

         PKF, Certified Public Accountants, a Professional Corporation, San Diego, California, have audited, as set forth in their report appearing elsewhere in this prospectus, our financial statements as of December 31, 2002 and 2001. We have included our financial statements in the prospectus in reliance on PKF's report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC's Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

                                           INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report....................................................................................F-2

Consolidated Balance Sheets at December 31, 2002 and 2001.......................................................F-3

Consolidated Statements of Operations for the years ended December 31, 2002 and 2001............................F-5

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2002 and 2001................................................................................F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001............................F-8

Notes to Consolidated Financial Statements.....................................................................F-10



Unaudited Condensed Consolidated Balance Sheet at September 30, 2003...........................................F-23

Unaudited Condensed Consolidated Statements of Operations for the three months and nine months ended September 30, 2003 and 2002..............................................................F-25

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002............................................................................F-26

Notes to Unaudited Condensed Consolidated Financial Statements.................................................F-27

                                                        F-1

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors and Shareholders
VirtGame Corp.
San Diego, California

We have audited the consolidated balance sheets of VirtGame Corp. (formerly Virtgame.com Corp.) and Subsidiary (the "Company") as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' (deficit) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VirtGame Corp. and Subsidiary as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations since inception, has limited operating revenue and limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




San Diego, California                               PKF
March 9, 2003  (except for Note 12,                 Certified Public Accountants
       as to which the date is March 31, 2003)      A Professional Corporation

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001


                                     ASSETS
                                     ------

                                                          2002           2001
                                                      -----------    -----------

Current assets:
       Cash                                           $   60,343     $   12,045
       Accounts receivable, net of allowances
         of $131,150 and $94,750 for 2002 and 2001       107,992         68,350
       Prepaid expenses and other current assets           7,309          6,152
       Subscription receivable                           125,000             --
       Receivable from exercise of options (Note 8)           --        250,000
                                                      -----------    -----------

       Total current assets                              300,644        336,547
                                                      -----------    -----------



Noncurrent assets:
       Deposits                                            9,799          4,284
       Property and equipment, net (Note 2)               35,028         75,459
       Capitalized software, net (Note 3)                656,641        932,583
                                                      -----------    -----------

       Total noncurrent assets                           701,468      1,012,326
                                                      -----------    -----------

       Total assets                                   $1,002,112     $1,348,873
                                                      ===========    ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                          VIRTGAME CORP.
                                          AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEETS
                                    December 31, 2002 and 2001

                          LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
                          ----------------------------------------------

                                                                       2002              2001
                                                                  -------------     -------------
Current liabilities:
       Accounts payable                                           $    245,466      $    368,734
       Accrued expenses (Note 4)                                       410,966           258,259
       Current portion of capital lease obligation                       2,653             6,967
       Deferred compensation (Note 8)                                  123,000                --
       Notes payable (Note 5)                                           60,000            37,500
       Notes payable (Note 7)                                          201,090           205,790
                                                                  -------------     -------------

       Total current liabilities                                     1,043,175           877,250

Long-term portion of capital lease obligation (Note 6)                      --             2,469
                                                                  -------------     -------------
       Total liabilities                                             1,043,175           879,719
                                                                  -------------     -------------

Commitments and contingencies (Notes 6, 7, 8 and 10)


Shareholders' (deficit) equity:
       Preferred stock, $ .00001 par value, 10,000,000 shares
          authorized, none issued or outstanding                            --                --
       Common stock, $ .00001 par value, 100,000,000 and
          30,000,000 shares authorized, 26,427,828 and
          18,112,378 shares issued and outstanding in 2002
          and 2001, respectively;
          1,887,165 and 1,913,738 shares issuable in 2002
          and 2001, respectively                                           283               200
       Additional paid-in capital                                   19,778,674        17,610,788
       Receivable from exercise of options                             (66,500)          (95,500)
       Accumulated deficit                                         (19,753,520)      (17,046,334)
                                                                  -------------     -------------

       Total shareholders' (deficit) equity                            (41,063)          469,154
                                                                  -------------     -------------

       Total liabilities and shareholders' (deficit) equity       $  1,002,112      $  1,348,873
                                                                  =============     =============

      The accompanying notes are an integral part of the consolidated financial statements.

                                               F-4

                                         VIRTGAME CORP.
                                         AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                         For the years ended December 31, 2002 and 2001

                                                                     2002              2001
                                                                -------------     -------------
Revenue                                                         $    314,856      $    589,227

Operating expenses:
       Salaries and payroll expenses                               1,111,021           915,210
       Other operating expenses                                    1,985,448         1,857,236
                                                                -------------     -------------

       Total expenses operations                                   3,096,469         2,772,446
                                                                -------------     -------------

             Loss from operations before financial income
                   (expense) and income taxes                     (2,781,613)       (2,183,219)

Financial income (expense):
       Interest income                                                   516               460
Interest expense                                                     (52,683)          (39,547)
       Other income                                                  130,150            13,832
                                                                -------------     -------------

       Total financial income (expense)                               77,983           (25,255)
                                                                -------------     -------------

             Loss from operations before
                   income taxes                                   (2,703,630)       (2,208,474)

Income tax expense (Note 9)                                           (3,556)           (4,420)
                                                                -------------     -------------

             Net loss                                           $ (2,707,186)     $ (2,212,894)
                                                                =============     =============


Basic and diluted net loss per share                            $      (0.11)     $      (0.14)
                                                                =============     =============

Shares used to compute basic and diluted net loss per share       24,091,248        15,537,933
                                                                =============     =============

     The accompanying notes are an integral part of the consolidated financial statements.

                                              F-5

                                                           VIRTGAME CORP.
                                                           AND SUBSIDIARY
                                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY
                                           For the years ended December 31, 2002 and 2001

                                                  Common Stock            Additional    Receivable
                                          ----------------------------     Paid-In     from Exercise   Accumulated
                                              Shares        Amount         Capital      of Options       Deficit          Total
                                          ------------------------------------------------------------------------------------------
Balance forwarded,
   December 31, 2000                        12,957,949   $        130   $ 15,649,831   $         --    $(14,833,440)   $    816,521

Issuance of common stock on
   exercise of employee stock
   options (Note 8)                            110,000              1         29,999             --              --          30,000

Issuances of stock options to employees
   and consultants                                  --             --        158,970             --              --         158,970

Issuance of common stock for
   conversion of note payable, net of
   issuance costs: March 2001 (Note 8)         150,000              1         33,749             --              --          33,750

Issuances of common stock for
   conversion of notes payable, net
   of issuance costs: April 2001
   through June 2001 (Note 8)                1,002,001             10        225,440             --              --         225,450

Issuances of common stock for
   conversion of notes payable, net
   of issuance costs: July 2001
   through September 2001 (Note 8)             638,000              6        143,544             --              --         143,550

Issuances of common stock for
   conversion of notes payable, net
   of issuance costs: October 2001
   through December 2001 (Note 8)              160,000              2         38,498             --              --          38,500

Issuances of common stock and exercise
   of stock options to consultants for
   services rendered (Note 8)                3,108,166             31        870,776             --              --         870,807

Issuances of common stock upon
   exercise of stock options (Note 8)        1,900,000             19        459,981        (95,500)             --         364,500

Net loss for the year ended
   December 31, 2001                                --             --             --             --      (2,212,894)     (2,212,894)
                                          ------------------------------------------------------------------------------------------

Balance, December 31, 2001                  20,026,116   $        200   $ 17,610,788   $    (95,500)   $(17,046,334)   $    469,154
                                          ==========================================================================================

                       The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-6

                                                           VIRTGAME CORP.
                                                           AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY (continued)
                                           For the years ended December 31, 2002 and 2001

                                                  Common Stock            Additional    Receivable
                                          ----------------------------     Paid-In     from Exercise   Accumulated
                                              Shares        Amount         Capital      of Options       Deficit          Total
                                          ------------------------------------------------------------------------------------------
Balance forwarded,
   December 31, 2001                        20,026,116   $        200   $ 17,610,788   $    (95,500)   $(17,046,334)   $    469,154

Issuance of common stock for
  cash, net of issuance costs:
  January 2002 through March
  2002 (Note 8)                              3,274,000             33        838,466             --              --         838,499

Fair value of stock options issued to
  employees                                         --             --        106,850             --              --         106,850

Issuance of common stock for
  cash, net of issuance costs:
  October 2002 through December
  2002 (Note 8)                              2,284,286             25        569,975             --              --         570,000

Issuance of common stock, cash
 received during January 2003 (Note 8)         250,000              1        124,999             --              --         125,000

Issuance of common stock to
   and exercise of options by
   consultants for services rendered
   net of issuance costs (Note 8)            2,052,191             20        413,100        (37,500)             --         375,620

Issuance of common stock for
  conversion of notes payable
  (Note 8)                                     313,000              3         85,647             --              --          85,650

Issuances of common stock to
   satisfy accounts payable for
   services rendered (Note 8)                  115,400              1         28,849             --              --          28,850

Payment of receivable for stock
   issued via services rendered                     --             --             --         66,500              --          66,500

Net loss for the year ended
   December 31, 2002                                --             --             --             --      (2,707,186)     (2,707,186)
                                          ------------------------------------------------------------------------------------------

Balance, December 31, 2002                  28,314,993   $        283   $ 19,778,674   $    (66,500)   $(19,753,520)   $    (41,063)
                                          ==========================================================================================

                       The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-7

                                            VIRTGAME CORP.
                                            AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            For the years ended December 31, 2002 and 2001

                                                                             2002             2001
                                                                         ------------     ------------
Cash flows from continuing operating activities:
       Net loss from continuing operations                               $(2,707,186)     $(2,212,894)
       Adjustments to reconcile net loss from continuing operations to net cash flows used in continuing operating activities:
             Bad debt                                                         36,400           94,750
             Depreciation and amortization                                   334,157          349,519
             Debt forgiveness income                                        (128,016)              --
             Loss on sale of assets                                               --              721
             Issuance of common stock, options and warrants
                for consulting fees and compensation                         548,970        1,029,777
             Changes in operating assets and liabilities:
                Decrease (increase) in:
                   Accounts receivable                                       (76,042)        (158,589)
                   Unbilled revenues                                              --           27,925
                   Prepaid expenses and other current assets                  (6,672)          10,301
                Increase in:
                   Deferred compensation                                     123,000               --
                   Accounts payable and accrued expenses                     190,055          327,427
                                                                         ------------     ------------

       Net cash flows used in continuing operating activities             (1,685,334)        (531,063)
                                                                         ------------     ------------

Cash flows provided by discontinued operating activities                          --           11,010
                                                                         ------------     ------------

Cash flows from investing activities:
       Decrease in deposits                                                       --            4,182
       Proceeds from the sale of property and equipment                           --            1,423
       Purchase of property and equipment                                    (11,830)            (905)
       Capitalization of software development cost                            (5,954)        (217,975)
                                                                         ------------     ------------

       Net cash flows used in investing activities                           (17,784)        (213,275)
                                                                         ------------     ------------

Cash flows from financing activities:
       Net proceeds from the issuance of common stock                      1,408,499          585,750
       Receipt of option exercise receivable                                 250,000               --
       Borrowings on notes payable                                           104,400            4,700
       Borrowings on note payable                                                 --           37,500
       Payments on notes payable                                              (4,700)              --
       Principal payments under capital lease                                 (6,783)          (5,630)
                                                                         ------------     ------------

       Net cash flows provided by financing activities                     1,751,416          622,320
                                                                         ------------     ------------


Net increase (decrease) in cash                                               48,298         (111,008)

Cash at beginning of year                                                     12,045          123,053
                                                                         ------------     ------------

Cash at end of year                                                      $    60,343      $    12,045
                                                                         ============     ============

        The accompanying notes are an integral part of the consolidated financial statements.

                                                 F-8

                                              VIRTGAME CORP.
                                              AND SUBSIDIARY
                            CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                              For the years ended December 31, 2002 and 2001

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                                                2002             2001
                                                                           -------------    -------------
Cash paid during the year for:

       Interest                                                            $         --     $      3,043
                                                                           =============    =============

       Income taxes                                                        $      3,556     $      4,420
                                                                           =============    =============

Supplemental disclosure of noncash investing and financing activities:

       Foreign exchange loss                                               $         --     $       (191)
                                                                           =============    =============

       Receivable from exercise of options                                 $    162,500     $    345,500
                                                                           =============    =============

       Retirement of debt and accounts payable for stock issued            $    114,500     $         --
                                                                           =============    =============

          The accompanying notes are an integral part of the consolidated financial statements.

                                                   F-9

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------

       ORGANIZATION AND BUSINESS

       VirtGame Corp. (the "Company," formerly Virtgame.com Corp.) was incorporated in the State of Delaware on October 24, 1995, under the name MBA Licensing Corp. On June 20, 1996, the Board of Directors approved the change of the Company's name to Internet Gaming Technologies, Inc., on January 22, 1997, to Virtual Gaming Technologies, Inc., and on September 9, 1999, to Virtgame.com Corp.

       Virtgame is a provider of open architecture gaming software to the regulated gaming and lottery industries and offers licensed casinos, sports wagering and lottery operations a comprehensive suite of software products. Virtgame's solution is based on an open architecture supporting multiple operating system platforms and databases that requires no special or proprietary hardware and provides distribution of server-based casino games, sports wagering and lotteries through various distribution channels, including local networks with a casino, such as over-the-counter, stand alone kiosks and in-room wagering, and wide area networks such as online closed loop Intranets or the Internet.

       On December 21, 1999, the Company entered into a securities acquisition agreement and plan of reorganization (the "Primeline Acquisition") with Primeline Gaming Technologies, Inc. ("Primeline"). The Primeline Acquisition resulted in the Company acquiring 100% of the outstanding capital stock of Primeline in return for the issuance of 447,208 shares of its common stock. The Primeline Acquisition has been accounted for as a purchase at historical cost.

       PRINCIPLES OF CONSOLIDATION

       The accompanying financial statements consolidate the accounts of the Company and its wholly-owned subsidiary, Primeline Gaming Technologies, Inc., a California Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

       FINANCIAL INSTRUMENTS

       The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses and other current assets, deposits, accounts payable, and accrued expenses approximate fair value due to the immediate short-term maturity of these financial instruments.

       The fair value of the Company's capital lease obligation and notes payable approximate the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

       CASH

       The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and money market funds purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash accounts at financial institutions located in California. Accounts at the financial institutions located in California are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company has not experienced any losses in such accounts and management believes it places its cash on deposit with financial institutions which are financially stable.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

       PROPERTY AND EQUIPMENT

       Property and equipment is recorded at cost. Depreciation is calculated on the straight-line basis over the estimated useful life of five years, or related lease life, if shorter.

       REVENUE RECOGNITION

       In December 1999, the SEC staff issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," which summarized the SEC staff's views regarding the recognition and reporting of revenues in certain transactions. The implementation of SAB No. 101 does not require the Company to change the method by which it recognizes revenues. Revenues are recognized principally as services are provided to customers. Amounts billed in advance are recorded as current or long-term deferred revenue on the balance sheet, with current deferred revenue reflecting services expected to be provided within the next twelve months. During the years ended December 31, 2002 and 2001 the Company recorded $0 in deferred revenues.

       The Company recognizes software license fee revenue in accordance with the provisions of Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Software Revenue Recognition, With Respect to Certain Transactions." Software license fees represent revenues related to licenses for software delivered to customers for in-house applications. Revenues from single-element software license agreements are recognized upon shipment of the software. Revenues from software arrangements involving multiple elements are allocated to the individual elements based on their relative fair values. If services are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the percentage of completion method in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts. Contract revenues are recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Contract costs include all direct labor, direct material and indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Hosting fees represent revenues from post-contract customer support services where the Company's software is resident on a company server and are recognized ratably over the hosting period. Event fees are recognized as the events take place.

       STOCK BASED COMPENSATION

       In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation Transition and Disclosure an Amendment of FASB Statement No. 123" (SFAS 148). SFAS 148 Statement amends SFAS 123, Accounting for Stock-Based Compensation (SFAS 123), to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS 148 amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. At December 31, 2002, the Company has stock-based employee compensation plans, which are described more fully in Note 8. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. However, certain options had been repriced resulting in compensation adjustments, which have been reflected in net income. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

      Under SFAS No.148, the fair value of each option granted during the years ended December 31, 2002 and 2001 was estimated on the measurement date utilizing the then current fair value of the underlying shares less the exercise price discounted over the average expected life of the options of zero to five years, with an average risk-free interest rate of 4.75% to 5.00%, price volatility of 1.0 to 2.0 and no dividends. Had compensation cost for all awards been determined based on the fair value method as prescribed by FASB Statement No.123, reported net loss and loss per common share would have been as follows:

                                                              December 31,     December 31,
                                                                  2002             2001
                                                              ------------     ------------
       Net loss:
          As reported                                         $(2,707,186)     $(2,212,894)
                                                              ============     ============

          Add:  Stock based employee compensation
                  included in reported net income, net
                  of related tax effects                           63,312           94,063

          Deduct: Total stock based employee
                  compensation expense determined
                  under fair value method, net of related
                  tax effects                                      76,761          155,246
                                                              -----------      -----------

          Proforma                                            $(2,720,635)     $(2,274,077)
                                                              ============     ============

       Basic and diluted net loss per share:
          As reported                                         $     (0.11)     $     (0.14)
                                                              ============     ============

          Proforma                                            $     (0.11)     $     (0.15)
                                                              ============     ============

      ADVERTISING COSTS

      The Company charges the cost of advertising to expense as incurred. Advertising costs for the years ended December 31, 2002 and 2001, were approximately $17,900 and $1,500, respectively.

      CAPITALIZED SOFTWARE

      Effective January 1, 1999, the Company adopted Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Among other provisions, SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized. In addition, certain computer software costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," and are reported at the lower of unamortized cost or net realizable value. Capitalized software amortization expense for the years ended December 31, 2002 and 2001 was approximately $282,000 and $271,000, respectively. Research and development costs expensed for the years ended December 31, 2002 and 2001 were approximately $451,000 and $544,000, respectively.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

      CONCENTRATIONS OF MAJOR CUSTOMERS

      Sales to three customers represented 100% of revenues during the years ended December 31, 2002 and 2001. These customers represented 100% and 100% of accounts receivable at December 31, 2002 and 2001, respectively.

      INCOME TAXES

      The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      NET LOSS PER SHARE

      Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. During the years ended December 31, 2002 and 2001, options and warrants to purchase 8,764,043 and 5,623,500 common shares, respectively, were anti-dilutive and have been excluded from the weighted average share computation.

      OTHER COMPREHENSIVE INCOME

      For the years ended December 31, 2002 and 2001, the Company had no items that were required to be recognized as components of other comprehensive income.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      DISCLOSURE ABOUT SEGMENTS

      The Company has determined that it operates in one segment.

      RECENT ACCOUNTING STANDARDS

      In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). The objective of SFAS 143 is to establish an accounting standard for the recognition and measurement of an asset retirement obligation on certain long-lived assets. The retirement obligation must be one that results from the acquisition, construction or normal operation of a long-lived asset. SFAS 143 requires the legal obligation associated with the retirement of a tangible long-lived asset to be recognized at fair value as a liability when incurred, and the cost to be capitalized by increasing the carrying amount of the related long-lived asset. SFAS 143 will be effective for the Company's fiscal year beginning January 1, 2003. The adoption of this statement will have no material impact on the consolidated financial statements.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

       In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("Statement 121") and retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss. SFAS 144 provides additional implementation guidance on accounting for an impairment loss. SFAS 144 is effective for all fiscal years beginning after December 15, 2001. The Company adopted SFAS 144 beginning in 2002, the adoption of which did not have a material effect on the Company's financial position or results of operations.

       In April 2002, the FASB issued Statement No. 145, "Rescission of Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Correction" ("SFAS 145"). SFAS 145 eliminates extraordinary accounting treatment for reporting gains or losses on debt extinguishment, and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this SFAS are effective for fiscal years beginning after May 15, 2002; however, early application of SFAS 145 is encouraged. In 2002 the Company adopted SFAS No. 145, see Note 10.

       In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which changes the accounting for costs such as lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity initiated after December 31, 2002. The standard requires companies to recognize the fair value of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company anticipates that the adoption of SFAS 146 will not have a material effect on the Company's financial position or results of operations.

       In December 2002, the FASB issued Statement No. 148, Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (ASFAS 148"), which provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock based employee compensation. The standard amends the disclosure requirement of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on the reported results.

NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

       Property and equipment consists of the following at December 31:

                                                     2002           2001
                                                  ----------     ----------

               Computer hardware                  $ 340,863      $ 331,030
               Office furniture and equipment        72,994         70,998
                                                  ----------     ----------

                                                    413,857        402,028

               Less: accumulated depreciation      (378,829)      (326,569)
                                                  ----------     ----------

                                                  $  35,028      $  75,459
                                                  ==========     ==========

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 3 - CAPITALIZED SOFTWARE
-----------------------------

      Capitalized software consists of the following at December 31:

                                                      2002              2001
                                                  ------------     ------------

               Computer software                  $ 1,410,307      $ 1,404,353
               Less: accumulated amortization        (753,666)        (471,770)
                                                  ------------     ------------

                                                  $   656,641      $   932,583
                                                  ===========      ===========

NOTE 4 - ACCRUED EXPENSES
-------------------------

      Accrued expenses consists of the following at December 31:

                                                      2002           2001
                                                  -----------    -----------

               Accrued payroll                    $  106,283     $  142,778
               Accrued interest                       44,564         52,661
               Accrued employee relocation                --         26,659
               Accrued severance                     231,250             --
               Accrued other                          28,869         36,161
                                                  -----------    -----------

                                                  $  410,966     $  258,259
                                                  ===========    ===========

NOTE 5 - NOTES PAYABLE
----------------------

      During the year ended December 31, 2001, the Company issued a $37,500 convertible note payable which is convertible into 150,000 shares of the Company's common stock at the holders discretion, subordinated to certain other obligations, bears interest of 10% per annum and matures April 2001. At December 31, 2001, there was approximately $2,500 of accrued interest on this note. The note had an attached warrant to purchase 150,000 shares of the Company's common stock which expires April 2005. In June of 2002 the note holder exercised their right to convert the note into common stock. Payment of principal and accrued interest was satisfied by the issuance of 165,000 shares of the Company's common stock. In addition the note holder exercised the warrant rights and was issued 100,000 shares of the Company's common stock.

      During the year ended December 31, 2002, the Company issued a $60,000 convertible note payable which is convertible into the Company's common stock at the Company's discretion. The conversion rate of the note is based on the lower of $0.25 per share or the 10-day weighted average stock price immediately before conversion. The note holder retains the right to convert the note into stock, if the note is prepaid. The note is senior debt and bears an interest rate of 18% per annum and matures on January 5, 2003. The Company is currently negotiating an extension on the note. At December 31, 2002, there was approximately $4,500 of accrued interest on this note

NOTE 6 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

      OPERATING LEASES

      During 2002 the Company signed a new lease for its office facilities under a non-cancelable operating lease through February 2005. The new lease calls for monthly payments of approximately $2,900 per month.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------

      CAPITAL LEASE

      The Company leases computer equipment under capital lease agreements, with an imputed interest rate of 13.97%, due in monthly installments of approximately $700 through April 2003. The computer equipment that collateralizes the leases had a net book value of approximately $9,200 at December 31, 2002.

      During each of the years ended December 31, 2002 and 2001, the Company recorded amortization expense on leased equipment of approximately $2,300.

      At December 31, 2002, the annual future minimum lease payments under operating and capital leases are as follows:

                                                               Operating      Capital
                                                                Leases         Lease
                                                               ---------     ---------
               2003                                            $ 38,190      $  2,791
               2004                                              40,170            --
               2005                                               6,750            --
                                                               ---------     ---------

               Total minimum lease payments                    $ 85,110         2,791
                                                               =========

               Less amount representing interest                                 (138)
                                                                             ---------

               Present value of net minimum lease payments                      2,653

               Less current maturities                                         (2,653)
                                                                             ---------

               Long-term lease obligations                                   $     --
                                                                             =========

      Rental expense for office facilities for the years ended December 31, 2002 and 2001 totaled approximately $54,000 and $81,000, respectively.

      EMPLOYMENT AGREEMENTS

      During November 1999, the Company entered into a two year and nine-month employment agreement with the Chief Executive Officer (the "CEO"). The agreement provides for a base salary of $150,000, and an annual cash bonus equal to 2% of the Company's annual gross revenues in excess of $1 million. In conjunction with this agreement, the CEO has agreed not to solicit any person employed full-time by the Company during the term of his employment and for one year after termination. The agreement also provides for a cash bonus of $100,000 upon the anticipated public offering of the Company and a payment of $250,000 upon the sale or merger of the Company. The CEO resigned during 2001 and as such the agreement terminated.

      During July 2001, the Company entered into a two year employment agreement with the Chief Operating Officer and Chief Financial Officer (the "COO and CFO"), both titles belonging to one individual. The agreement provides for a base annual salary of $125,000, and a cash bonus of $30,000 for the first $2,000,000 of capital investments placed with the Company after the signing of the employment agreement. The agreement also provides for a payment of 10% for each software licensing agreement the Company signs with specified companies, up to $25,000 per agreement. The employment agreement also provides for the Company to issue this officer 1,000,000 options at an exercise price of $0.25 per share exercisable for 5 years, of which 50% vest immediately and 50% vest one year from the start of the employment agreement. In September 2002 the employment agreement was amended as the CFO/COO assumed the CEO role. Terms of the agreement were modified to increase the executive's base annual salary to $150,000,

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------

      provide for an incentive of a 10% stock bonus for each share issued under financing that the executive was responsible for during the fourth quarter of 2002 and a portion of the executive's options to purchase 615,000 shares of common stock were repriced from $0.50 to $0.25 a share (see deferred compensation). In addition, the executive was granted an option to purchase 600,000 shares of common stock at $0.25 per share which are all vested at December 31, 2002.

      During September 2001, the Company entered into a month-to-month agreement with an interim Chief Executive Officer (the "CEO") where the Company would pay consulting fees in the amount of $12,500 per month until a more permanent arrangement was made. On January 1, 2002, the Company entered into a two year employment agreement with this individual. The new agreement provided for a base annual salary of $150,000, which will be increased to $200,000 thirty days after the Company has placed $2,000,000 in financial institutions. The agreement provides the CEO a cash bonus equal to 3% of any investment capital the CEO obtains for the Company. Pursuant to the agreement, the Company granted the CEO an option to purchase 200,000 shares at an exercise price of $0.50; 200,000 shares at an exercise price of $1.00, which is $0.50 lower than the $1.50 exercise price stated in the employment agreement because of a subsequent agreement with the CEO; and 400,000 shares at an exercise price of $1.50 upon the date when the Company's stock trades over $5.00 for thirty consecutive days. In September 2002 the Company terminated its agreement with the CEO and negotiated a severance agreement whereby the Company agreed to pay the former CEO's salary through the end of 2003. In addition, the Company agreed to reimburse the former CEO for certain expenses incurred as CEO. The total amount agreed to was $231,250 and is included in accrued liabilities as of December 31, 2002.

NOTE 7 - RELATED PARTY TRANSACTIONS
-----------------------------------

      NOTE PAYABLE TO STOCKHOLDER AND AFFILIATE

      During the year ended December 31, 1999, the Company received advances of $475,000 in the form of notes payable from its then Chairman of the Board of Directors and his affiliated company. During the year ended December 31, 1999, $300,000 of this amount was converted into 100,000 shares of common stock. The notes payable are unsecured, due on demand and provide for interest at a fixed rate of 12% per annum. The principal balance outstanding was $85,000 as of December 31, 2002 and 2001, and total interest expense incurred by the Company on these related party notes payable for the years ended December 31, 2002 and 2001 was approximately $12,000. In 2002 the Company negotiated an agreement with the note holder whereby all interest was forgiven. Accordingly the Company has not accrued interest on the note in 2002 and has recognized debt forgiveness income of approximately $29,000 (Note 10).

      During the year ended December 31, 2001, the Company borrowed $4,700 from two of its employees. These notes do not bear interest and are payable on demand. The notes were paid in the first quarter of 2002.

      NOTE PAYABLE - LICENSING AGREEMENT

      During 1997, the Company entered into a settlement agreement with a vendor whereby the Company issued a $150,000 promissory note in exchange for the return of 385,000 shares of the Company's common stock. The promissory note is unsecured and bears interest at a fixed rate of 10%. Principal and interest are due in quarterly installments equal to 10% of the Company's net gaming revenue, as defined in the promissory note. All remaining principal and accrued interest was due in September 1998. The note was not repaid upon maturity and as of December 31, 2002 and 2001, had a balance of $116,090 and accrued interest of approximately $40,100 and $25,400, respectively.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)
-----------------------------------

      RENTAL PROPERTY

      During the year ended December 31, 2001, the Company entered into a rental agreement with a shareholder, whereby the Company would lease a temporary corporate residence on a month-to-month basis. The shareholder received $15,000 as rent and 30,000 options as part of this arrangement (see Note
      8).

NOTE 8 - SHAREHOLDERS' (DEFICIT) EQUITY
---------------------------------------

      STOCK, OPTIONS AND WARRANTS ISSUED FOR SERVICES

      During the year ended December 31, 2000, the Company issued warrants to purchase 37,500 shares of its common stock as consideration for services provided in connection with execution of a software licensing agreement. All of the warrants are immediately exercisable and expire five years from the date of issuance.

      The warrants have been valued at $42,359 and have been recorded as an increase to additional paid-in capital and consulting fees. These warrants remain unexercised as of December 31, 2002.

      During the year ended December 31, 2001, the Company issued 3,108,166 shares, as a result of the direct issuance of shares and the exercise of options, as consideration for services provided in connection with the placement and execution of private placements to fund current year operations, consultation for providing strategic relationships, payment of legal fees, and the lease of a temporary corporate residence. The Company recorded an expense of $870,807 in connection with these transactions.

      During the year ended December 31, 2001, the Company granted stock options to acquire 1,900,000 shares of common stock to its investment banker as compensation for services rendered. These options were fully vested and exercised immediately. Proceeds from the exercise amounted to $114,500, net of issuance costs of $15,000. The Company held subscriptions receivable of $345,500 at December 31, 2001 in connection with the exercise of these options. During the year the Company received $316,500 of these subscriptions.

      During the year ended December 31, 2002, the Company issued 2,052,191 shares, as a result of the direct issuance of shares and the exercise of options, as consideration for services provided in connection with the placement and execution of private placements to fund current year operations, consultation for providing strategic relationships and other consulting services. The Company recorded an expense of $375,620, for these transactions and holds a subscription receivable in the amount of $37,500 for the balance.

      During the year ended December 31, 2002, the Company issued 115,400 shares to satisfy certain accounts payable valued at approximately $45,000 and recorded debt forgiveness of $16,150.

      STOCK ISSUED FOR CASH

      During the year ended December 31, 2001, two officers of the Company exercised 110,000 shares of their fully vested stock options. The Company recorded $30,000 of cash proceeds from these transactions.

      During the year ended December 31, 2002, the Company issued 5,808,286 shares of its common stock in exchange for cash and a subscription receivable, pursuant to five private placements executed during the year. Cash proceeds from the private placements, net of issuance costs, amounted to approximately $1,408,499 and have been used to fund current operations. At December 31, 2002 the Company held a subscription receivable of $125,000 from one individual, which was paid during January 2003. In connection with the private placements the Company issued 224,000 shares of common stock to its investment bankers as compensation for services rendered.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 8 - SHAREHOLDERS' (DEFICIT) EQUITY (Continued)
---------------------------------------

      STOCK ISSUED UPON CONVERSION OF NOTES PAYABLE

      During the year ended December 31, 2001, the Company issued shares of common stock relative to the conversion of convertible notes payable. Total net proceeds from the sale and conversion of the notes was $441,250, net of issuance and commission costs of $46,250.

      During the year ended December 31, 2002, the Company issued 313,000 shares of common stock relative to the conversion of convertible notes payable, and exercised warrant rights in the amount of $85,650.

      DEFERRED COMPENSATION

      During the year ended December 31, 2002, the Company reduced the exercise price of 615,000 options to purchase common stock, previously issued to the CEO. Under APB No. 25 the intrinsic value of the option has been changed which has triggered variable accounting for these options. The provisions of APB No. 25 require the Company to reevaluate the amount of deferred compensation at the end of each quarter or reporting period.

      For the year ended December 31, 2002 the difference between the exercise price and the fair market value of the Company's common stock was $0.20. Accordingly the Company has recorded deferred compensation of $123,000 in the accompanying consolidated financial statements.

      STOCK OPTIONS

      In 1997, the Company adopted a stock option plan (the "Plan") under which options to purchase up to 500,000 shares of common stock may be granted to officers, employees or directors of the Company, as well as consultants, independent contractors or other service providers of the Company. Both "incentive" and "nonqualified" options may be granted under the Plan. Incentive options may be granted at an exercise price equal to the fair market value of the shares at the date of grant while nonqualified options may be granted at an exercise price determined by the Board of Directors. Individual option agreements will contain such additional terms as may be determined by the Board of Directors at the time of the grant. The Plan provides for grants of options with a term of up to 10 years. Incentive options must be granted with exercise prices equal to the fair market value on the date of grant, except that incentive options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted at less than 110% of the fair market value on the date of grant. The Company amended the Plan to increase the number of options to purchase 5,000,000 shares of common stock in 2000 and in 2001 increased the number of options to purchase 10,000,000 shares of common stock.

      The Company has elected to account for nonqualified grants and grants under its Plan following APB No. 25, SFAS No. 148, which amended SFAS No. 123, and related interpretations. Accordingly, compensation costs of approximately $107,000 and $158,000 have been recognized for nonqualified options for the years ended December 31, 2002 and 2001, respectively. In November 1999, the Company extended the expiration date on options previously granted to the CEO to purchase 480,000 shares of common stock. The expiration date was extended by five years to December 31, 2005. No additional compensation cost has been recognized on the extension of the expiration date as there was no change in the intrinsic value of the options. During the year ended December 31, 2001, the CEO exercised 100,000 options and the remaining 380,000 options expired unexercised upon his resignation.

                                                   VIRTGAME CORP.
                                                   AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                             December 31, 2002 and 2001


NOTE 8 - SHAREHOLDERS' (DEFICIT) EQUITY (Continued)
---------------------------------------

      A summary of the activity of the stock options for the years ended December 31, 2002 and 2001 is as follows:

                                                                Year ended                       Year ended
                                                             December 31, 2002               December 31, 2001
                                                        ---------------------------     ---------------------------

                                                                         Weighted                        Weighted
                                                                         Average                         Average
                                                                         Exercise                        Exercise
                                                           Shares          Price           Shares          Price
                                                        -----------     -----------     -----------     -----------
       Outstanding at beginning of
          period                                         5,848,200      $     0.28       2,411,000      $     1.32
       Granted                                           2,375,400            0.29       7,662,200            0.24
       Canceled                                            (16,000)           0.10        (125,000)           1.10
       Exercised                                          (568,000)           0.23      (3,070,000)           0.23
       Expired                                            (215,000)           0.34      (1,030,000)           1.18
                                                        -----------     -----------     -----------     -----------
       Outstanding at end of period                      7,424,600      $     0.27       5,848,200      $     0.28
                                                        ===========     ===========     ===========     ===========

       Exercisable at end of period                      7,424,600      $     0.27       4,882,700      $     0.28
                                                        ===========     ===========     ===========     ===========

       Weighted-average fair value of options
          granted during the period                                     $     0.29                      $     0.24
                                                                        ===========                     ===========

       Weighted-average remaining contractual
       life of options outstanding at end of period                      3.2 years                       4.8 years
                                                                        ===========                     ===========

                                                        F-20

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 9 - INCOME TAXES
---------------------

      Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of December 31:

                                                                    2002             2001
                                                                ------------     ------------
       Deferred tax assets:
          Net operating loss carryforwards                      $ 5,391,000      $ 4,377,000
          Compensation element of stock options issued            1,132,000          982,000
          Startup costs capitalized for income tax purposes          75,000           75,000
          Other                                                       7,000            7,000
                                                                ------------     ------------
             Gross deferred tax assets                            6,605,000        5,441,000

             Less valuation allowance                            (6,605,000)      (5,441,000)
                                                                ------------     ------------

             Deferred tax liabilities                                    --               --
                                                                ------------     ------------

                                                                $        --      $        --
                                                                ============     ============

      Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $1,164,000 from 2001.

      As of December 31, 2002, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal net operating loss carryforwards totaling approximately $13,544,000 expire as follows:
      $194,000 in 2011, $322,000 in 2012, $3,609,000 in 2018, $2,935,000 in
      2019, $1,580,000 in 2020, $2,111,000 in 2021 and $2,793,000 in 2022. State
      net operating loss carryforwards totaling approximately $12,933,000 expire as follows: $3,608,000 in 2003, $2,930,000 in 2004, $1,579,000 in 2005,
      $2,109,000 in 2006 and $2,707,000 in 2007. Due to Internal Revenue Service regulations, the availability of the operating loss carryforwards may be limited upon a substantial change in ownership.

      A reconciliation of the effective tax rates with the federal statutory rate is as follows as of December 31:

                                                    2002              2001
                                                ------------     ------------

       Income tax benefit at statutory rate     $   948,000      $   773,000
       Change in valuation allowance             (1,164,000)        (861,000)
       Nondeductible expenses                        (1,000)          (1,000)
       State income taxes, net                      158,000          129,000
       Other                                         55,444          (44,420)
                                                ------------     ------------

                                                $    (3,556)     $    (4,420)
                                                ============     ============

NOTE 10 - OTHER INCOME
----------------------

      During the year ended December 31, 2002 the Company recognized approximately $128,000 of income through the forgiveness of accounts payable, and the forgiveness of interest upon the renegotiation of a note payable to a shareholder described in Note 7.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 11 - MANAGEMENT'S PLANS FOR FUTURE OPERATIONS AND FINANCING
----------------------------------------------------------------

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has experienced cumulative losses since its inception of approximately $19,754,000, inclusive of noncash charges for capital stock, options and warrant issuance-related activity of approximately $6,006,000. The cumulative losses have reduced net shareholders' equity to a deficit of approximately $41,000 as of December 31, 2002. At present, the Company's working capital may not be sufficient to meet the Company's objectives as structured. Although these conditions indicate that the Company may be unable to continue as a going concern, management did anticipate that considerable losses would be incurred before the Company became self-sustaining. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Based on current contract negotiations, management believes the Company will generate sufficient revenues and cash flows from software licensing agreements to meet its current obligations during the year ending December 31, 2003. To the extent such revenues are not realized, management believes it has the ability to raise additional capital to cover its current obligations until sufficient software licensing revenues and cash flows can be achieved by the Company.

NOTE 12 - SUBSEQUENT EVENT
--------------------------

      On March 31, 2003, pursuant to management's plan to raise additional capital discussed above, the Company entered into a financing agreement to raise up to $3.0 million. Under the terms of agreement the Company will issue a private placement memorandum offering "Units" consisting of 25 shares of the Company's Series A Preferred Stock with warrants to purchase the Company's common stock. In conjunction with this financing the Company has enlisted three co-placement agents, each of whom will receive compensation in the form of cash and warrants to purchase common stock in the Company.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


                                     ASSETS
                                     ------

Current assets:
     Cash and cash equivalents                                       $1,532,643
     Accounts receivable, net of allowances                             272,725
     Prepaid expenses and other current assets
                                                                         57,236
     Subscription receivable                                                 --
                                                                     -----------
     Total current assets                                             1,862,604
                                                                     -----------

Noncurrent assets:
     Deposits
                                                                          6,379
     Property and equipment, net
                                                                         33,947
     Capitalized software, net                                          794,429
                                                                     -----------
     Total noncurrent assets                                            834,755
                                                                     -----------

     Total assets                                                    $2,697,359
                                                                     ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                 VIRTGAME CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 2003
                                   (Unaudited)


                      LIABILITIES AND SHAREHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities:
     Accounts payable                                              $    145,970
     Accrued expenses                                                   234,413
     Current portion of capital lease obligation                             --
     Deferred compensation                                              252,150
     Notes payable                                                           --
                                                                   -------------
     Total current liabilities                                          632,533
                                                                   -------------

Shareholders' equity:
     Preferred stock, $.0001 par value, 10,000,000
        shares authorized, 3,000
        shares of Series A preferred
        stock issued and outstanding                                          1
     Common stock, $.00001 par value; 100,000,000
        shares authorized; 29,214,254
        shares issued and outstanding and,
        1,584,463 issuable                                                  308
     Additional paid-in capital                                      25,058,425
     Receivable from exercise of options                                (66,000)
     Accumulated deficit                                            (22,927,908)
                                                                   -------------

     Total shareholders' equity                                       2,064,826
                                                                   -------------

     Total liabilities and shareholders' equity                    $  2,697,359
                                                                   =============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                                       VIRTGAME CORP.
                                                       AND SUBSIDIARY
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                              For the nine and three months ended September 30, 2003 and 2002
                                                         (Unaudited)

                                                        Nine Months Ended September 30,     Three Months Ended September 30,
                                                        -------------------------------     --------------------------------
                                                             2003              2002              2003              2002
                                                        -------------     -------------     -------------     -------------
Revenue:                                                $    472,475      $    209,803      $    147,675      $     17,863

Operating expenses:

      Salaries and payroll expenses                          543,675           660,048           196,258           198,158

      Stock-based compensation                               129,150                --            98,400                --

      Other operating expenses                               817,251         1,423,944           310,994           517,655
                                                        -------------     -------------     -------------     -------------
      Total expenses from operations                       1,490,076         2,083,992           605,652           715,813
                                                        -------------     -------------     -------------     -------------

         Loss from operations before financial
         expense and income taxes                         (1,017,601)       (1,874,189)         (457,977)         (697,950)

Financial income (expense):

      Interest income                                          2,788               516             2,787                 1

      Other income                                           162,718             2,133           162,718                --

      Interest expense                                       (14,812)          (20,427)               --            (6,078)
                                                        -------------     -------------     -------------     -------------
      Total financial expense                                150,694           (17,778)          165,505            (6,077)
                                                        -------------     -------------     -------------     -------------

         Loss from operations before
         income taxes                                       (866,907)       (1,891,967)         (292,472)         (704,027)

Income tax expense                                            (3,266)           (3,469)           (1,755)             (987)
                                                        -------------     -------------     -------------     -------------
         Loss before extraordinary gain                     (870,173)       (1,895,436)         (294,227)         (705,014)

         Extraordinary gain on partial cancellation
            of notes payable, net of $0 in income
            taxes ($0.00 per share)                               --            28,966                --                --
                                                        -------------     -------------     -------------     -------------

         Net loss                                       $   (870,173)     $ (1,866,470)     $   (294,227)     $   (705,014)
                                                        =============     =============     =============     =============
Basic and diluted net loss per share                    $      (0.03)     $      (0.07)     $      (0.01)     $      (0.03)
                                                        =============     =============     =============     =============

Shares used to compute basic and diluted
      net loss per share                                  29,843,161        27,778,883        30,436,685        24,859,994
                                                        =============     =============     =============     =============

                   The accompanying notes are an integral part of the consolidated financial statements.

                                                            F-25

                                           VIRTGAME CORP.
                                           AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the Nine Months Ended September 30, 2003 and 2002
                                             (Unaudited)

                                                                     Nine months ended September 30,
                                                                         2003             2002
                                                                     ------------     ------------
Cash flows from operating activities:
     Net loss from operations                                        $  (870,173)     $(1,866,470)
     Adjustments to reconcile net loss to net cash flows
        used in operating activities:
              Extraordinary gain on forgiveness of debt                 (162,718)         (28,966)
              Depreciation and amortization                              240,046          256,895
              Issuance of common stock, options and warrants
                   for consulting fees and compensation                  216,848          398,788
              Changes in operating assets and liabilities:
                   (Increase) decrease in:
                      Accounts receivable                               (164,733)         151,812
                      Prepaid expenses and other current assets          (49,927)         243,603
                   Increase (decrease) in:
                      Deferred compensation                              129,150               --
                      Accounts payable and accrued expenses             (229,421)           5,639
                                                                     ------------     ------------

     Net cash flows used in operating activities                        (890,928)        (838,699)
                                                                     ------------     ------------
Cash flows from investing activities:
     Decrease (increase) in deposits                                       3,420           (5,515)
     Purchase of property and equipment                                  (16,848)         (11,830)
     Capitalization of software development cost                        (359,905)          (5,654)
                                                                     ------------     ------------
     Net cash flows used in investing activities                        (373,333)         (22,999)
                                                                     ------------     ------------
Cash flows from financing activities:
     Net proceeds from the issuance of common stock                      455,000          843,800

     Net proceeds from the issuance of preferred stock                 2,304,214               --

     Receipt of subscription receivable                                  125,000               --
     Borrowings on notes payable                                              --           72,000
     Payments on notes payable                                          (145,000)         (54,200)
     Principal payments under capital lease                               (2,653)          (4,930)
                                                                     ------------     ------------
     Net cash flows provided by financing activities                   2,736,561          856,670
                                                                     ------------     ------------
Net increase (decrease) in cash                                        1,472,300           (5,028)
Cash at beginning of period                                               60,343           12,045
                                                                     ------------     ------------
Cash at end of period                                                $ 1,532,643      $     7,017

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
        Interest                                                     $     3,758      $    20,427
                                                                     ============     ============
        Income taxes                                                 $     3,266      $     3,469
                                                                     ============     ============
     Supplemental disclosures of non-cash investing and
       financing activities:

        Receivable from exercise of options                          $        --      $   133,000
                                                                     ============     ============
        Retirement of debt and accounts payable for stock issued     $     1,348      $        --
                                                                     ============     ============
     Beneficial conversion feature of preferred offering             $ 2,304,214      $        --
                                                                     ============     ============

        The accompanying notes are an integral part of the consolidated financial statements.

                                             F-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Basis of Presentation
---------------------

         These consolidated financial statements of VirtGame Corp. (the "Company") do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for 2002. In the opinion of management, the financial information set forth in the accompanying consolidated financial statements reflects all adjustments necessary for a fair statement of the periods reported, and all such adjustments were of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Private Placement
-----------------

         During December 2002 to April 2003 we sold 1,000,000 of our common stock at $0.50 a share to two accredited investors for an aggregate purchase price of $500,000 under private placements that had anti-dilution clauses. During the third quarter of year 2003 an additional 315,788 shares of common stock and warrants to purchase 700,000 shares of common stock, exercisable at $0.38 per share where issued to these two investors in accordance with the anti-dilution clauses of these two private placements.

         In July 2003 we completed a private placement offering of 120 units of our securities, at $25,000 per unit, through Lighthouse Financial Group, LLC, Keane Securities Co., Inc. and McMahan Securities Co., L.P., as co-placement agents. We received $2,304,214 of net proceeds through the private placement. Each unit consists of 25 shares of our Series A preferred stock and 35,000 common stock purchase warrants. The following is a brief summary of the terms of the Series A Preferred Stock and Unit Warrants:

         o The Series A Preferred Stock has a liquidation preference of $1,000 per share.

         o Each share of Series A preferred stock is convertible into shares of our common stock at a conversion price equal to $0.38 per share, or at a rate of one common share for each $0.38 of liquidation preference, subject to certain anti-dilution rights, including a downward adjustment in the conversion price in the event of our sale of any common shares over the 24 month period following the termination date of the offering at a price less than $0.33 per share.

         o        The Series A preferred stock will vote with the common shares.

         o The warrants made part of the units will entitle their holders to purchase one share of our common stock, over a five-year period, at an exercise price of $0.38 per share.

         On the date of issuance our preferred shares were convertible as described above. The conversion price of the units on the issuance date was below the market value of our common stock; as a result, we have recorded a beneficial conversion feature amounting to $2,304,214 which has been recorded as of the date of issuance.

Use of estimates
----------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ACCOUNTING POLICIES
-------------------------------

Revenue recognition
-------------------

         The Company generates revenue as an application software provider for the gaming and lottery industries.

Software license fee revenue and related accounting pronouncements
------------------------------------------------------------------

         In December 1999, the SEC staff issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," which summarized the SEC staff's views regarding the recognition and reporting of revenues in certain transactions. The implementation of SAB No. 101 does not require the Company to change the method by which it recognizes revenues. Revenues are recognized principally as services are provided to customers. Amounts billed in advance are recorded as current or long-term deferred revenue on the balance sheet, with current deferred revenue reflecting services expected to be provided within the next twelve months. During the quarter ended September 30, 2003 the Company recorded $0 in deferred revenues.

         The Company recognizes software license fee revenue in accordance with the provisions of Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Software Revenue Recognition, With Respect to Certain Transactions." Software license fees represent revenues related to licenses for software delivered to customers for in-house applications. Revenues from single-element software license agreements are recognized upon shipment of the software. Revenues from software arrangements involving multiple elements are allocated to the individual elements based on their relative fair values. If services are considered essential to the functionality of the software products, both the software product revenue and service revenue are recognized using the percentage of completion method in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts. Contract revenues are recognized based on labor hours incurred to date compared to total estimated labor hours for the contract. Contract costs include all direct labor, direct material and indirect costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Hosting fees represent revenues from post-contract customer support services where the Company's software is resident on a company server and are recognized ratably over the hosting period. Event fees are recognized as the events take place.

Capitalized Software
--------------------

         Effective January 1, 1999 the Company adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Among other provisions, SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized. In addition, certain computer software costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," and are reported at the lower of unamortized cost or net realizable value. Capitalized software is amortized over five years and the amortization expense for the quarters ended September 30, 2003 and 2002 was $80,892 and $70,662 respectively. Research and development costs expensed for the quarters ended September 30, 2003 and 2002 were $112,434 and $106,793 respectively.

Income (Loss) per common share
------------------------------

         Basic income (loss) per common share has been computed on the basis of the weighted-average number of common shares outstanding The common shares issuable upon exercise of employee stock options and stock warrants have not been included in the computation of diluted loss per common share because their inclusion would have had an anti-dilutive effect.

         The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the period ending September 30, 2003 and 2002 using the minimum value method as prescribed by Statement of Financial Accounting Standards No. 123 (SFAS 123), as amended by SFAS No. 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates of 4.5%, expected volatility of 224%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the vesting period of options granted.

         If the Company had accounted for these options in accordance with SFAS 123, the total value of options granted during the periods ending September 2003 and 2002 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net loss would have been as follows:

      Nine-Months Ending September 30,                   2003           2002
      Net loss:
                                        As reported   ($870,173)    ($1,866,470)
                                        Pro forma     ($870,173)    ($2,028,467)
      Loss per Share:
                                        As reported      ($0.03)         ($0.07)
                                        Pro forma        ($0.03)         ($0.08)

Recent Accounting Standards
---------------------------

         In April 2002, the FASB SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that SFAS, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." Further, SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or described their applicability under changed conditions. This pronouncement requires gains and losses from extinguishment of debt to be classified as an extraordinary item only if the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," have been met. Further, lease modifications with economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement 13 shall be effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a material impact on the Company's consolidated financial position or results of operations. Prior period gains on extinguishment of debt have been reclassified to conform to the current period presentation.

         In November 2002, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on previously existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. FIN No. 45 also requires expanded disclosures regarding product warranty expense. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this Statement is not expected to have a material effect on the consolidated financial statements.

         In January 2003 the FASB issued FASB Interpretation (FIN) No. 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51." This interpretation provides guidance on: 1) the identification of entities for which control is achieved through means other than through voting rights, known as "variable interest entities" (VIEs); and 2) which business enterprise is the primary beneficiary and when it should consolidate the VIE. This new model for consolidation applies to entities: 1) where the equity investors (if any) do not have a controlling financial interest; or 2) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, this interpretation requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. This interpretation is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of the interpretation must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. Certain disclosures are effective immediately. The adoption of this Statement is not expected to have a material effect on the consolidated financial statements.

         In April 2003 the FASB issued SFAS No. 149, "AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material effect on the consolidated financial statements.

         In May 2003 the FASB issued SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003. The adoption of this Statement is not expected to have a material effect on the condensed consolidated financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware Statutes
         -----------------

Section 145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

         "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Certificate of Incorporation
         ----------------------------

         Article 10 of the Company's Certificate of Incorporation limits the liability of the Company's directors to the Company and its stockholders.
Article 10 reads as follows:

         "A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit."

         Bylaws
         ------

         Article VII of the Company's Amended and Restated Bylaws provides for indemnification of the Company's directors, officers and agents to advance expenses for defense of litigation and to purchase and maintain insurance on behalf of any director or officer of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the Company would have power to indemnify such director or officer against any liability under the provisions of the Certificate of Incorporation or Delaware law, and authorize the Board to extend such indemnity to others as follows:

"Article VII. Indemnification
              ---------------

         7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered. All such expenses are estimated except for the SEC registration fee.

         SEC registration fee............................................$1,129

         Printing expenses...............................................$5,000

         Fees and expenses of counsel for the Company...................$50,000

         Fees and expenses of accountants for Company...................$20,000

         Miscellaneous..................................................$10,000

                                                                       =========
              *Total....................................................$86,129

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Between November 2003 and December 2003, the Registrant conducted the private placement of 17.05 units, at an offering price of $100,000 per unit, to 6 accredited investors. Each unit consisted of 100 shares of the Registrant's Series B Preferred shares and warrants to purchase 35,714 shares of the Registrant's common stock. McMahan Securities Co. L.P. acted as placement agent on behalf of the Registrant. The placement agent received commissions equal to 10% of the gross proceeds from the sale of the units and a non-accountable expense allowance in the amount of $120,000. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933 ("1933 Act") and Rule 506 thereunder.

         Between May 2003 and July 2003, the Registrant conducted the private placement of 120 units, at an offering price of $25,000 per unit, to 49 accredited investors. Each unit consisted of 25 shares of the Registrant's Series A Preferred share and warrants to purchase 35,000 shares of the Registrant's common stock. Lighthouse Financial Group, LLC, Keane Securities Co., Inc. and McMahan Securities Co. L.P. acted as co-placement agents on behalf of the Registrant. The co-placement agents received commission equal to 8% of the gross proceeds from the sale of the units and a non-accountable expense allowance in the amount of $65,000. Lighthouse Financial received an additional commission equal to 3% of the gross proceeds from the sale of units. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933 ("1933 Act") and Rule 506 thereunder.

         In April 2003, the Registrant sold a unit consisting of 1,315,788 shares of common stock and 700,000 common stock purchase warrants, exercisable at $0.38 per share, to two accredited investors for $500,000. There was no underwriter or finder involved in the sale. The private placement was conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ended March 31, 2002 the Registrant issued 1,074,000 shares of its common stock at $0.25 per share pursuant to a private placement to 15 accredited investors. The Registrant utilized finders and paid as finder's fees 200,000 in shares of the Registrant's common stock, $26,850 in cash and issued 268,000 warrants to purchase shares of the Registrant's common stock of $0.25 per share. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ending March 31, 2002, the Registrant issued 100,000 shares of common stock in cancellation of $32,400 owed to an officer of the Registrant. There was no underwriter or finder involved in the issuance. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ending March 31, 2002, the Registrant conducted the private placement of 2,000,000 common shares for $570,000 to three affiliated investment funds, each of which was an accredited investor. Of these shares, 1,000,000 shares were issued at $0.32 per share with registration rights and the other 1,000,000 shares were issued at $0.25 per share with no registration rights. Pursuant to certain registration rights and anti-dilution rights, the Registrant issued 700,000 warrants to purchase shares of the Registrant's common stock at an exercisable price of $0.32 per share. The Registrant utilized a finder and paid as finder's fees $28,500. The issuance was conducted pursuant to
Section 4(2) of the 1933 Act.

         In May 2002, the Registrant issued 115,400 shares of common stock at $0.39 per share in cancellation of $45,000 owed to two vendors. There was no underwriter or finder involved in the issuances. The issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ended September 30, 2002, the Registrant issued 48,000 shares of its common stock at $0.25 per shares pursuant to the private placement that was started in March 2001.

         During the quarter ended September 30, 2002, the Registrant issued 220,000 shares of its common stock to three consultants in connection with services rendered and 100,000 shares of common stock to a broker dealer as an investment-banking fee. There was no underwriter or finder involved in the issuances. These issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ended December 31, 2002, the Registrant conducted the private placement of 2,034,286 shares of its common stock for $695,000. The Registrant utilized a finder and paid as finder's fees $52,000 in cash and issued a total of 193,143 warrants to purchase shares of the Registrant's common stock at exercise prices ranging between $0.22 and $0.50 per. These issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         During the quarter ended December 31, 2002, the Registrant issued 354,265 shares of its common stock to four consultants in connection with services rendered, issued 100,000 shares of common stock to a lender as a loan fee and issued 241,426 shares of common stock to an officer as a bonus. There was no underwriter or finder involved in the issuances. These issuances were conducted pursuant to Section 4(2) of the 1933 Act.

         In March 2001, the Registrant commenced a private placement of 16 units of 10% subordinated notes for a principal amount of $37,500 per unit, and a warrant to purchase 150,000 shares of common stock of the Registrant. To date, all 16 Units were sold for the gross proceeds of $525,000 and subsequently, all holders of these notes converted their notes common. The Registrant utilized finders and paid as finder's fees 3,100,000 options to buy the Registrant's common stock at $0.25 per share, of which 1,300,000 options were exercised during the 2001. The issuance was conducted pursuant to Section 4(2) of the 1933 Act.

ITEM 27. EXHIBITS.

         3.1 Certificate of Incorporation of the Registrant, as amended on June 20, 1996 and January 21, 1997, filed as Exhibit 3.1 to the Registrant's Registration Statement on 10-SB dated August 3, 1998.

         3.2      Amended and Restated Bylaws of the Registrant, filed as
Exhibit 3.2 to the Registrant's Registration Statement on 10-SB dated August 3, 1998.

         3.3 Certificate of Amendment dated October 26, 1998 to Certificate of Incorporation of the Registrant, filed as Exhibit 3.3 to the Registrant's Registration Statement on 10-SB/A dated December 21, 1998.

         3.6 Certificate of Amendment dated August 25, 1999 to Certificate of Incorporation of the Registrant, filed as Exhibit 3.6 to Registration Statement on Form SB-2 filed on September 26, 2003.

         3.7 Certificate of Amendment dated January 28, 2002 to Certificate of Incorporation of the Registrant, filed as an exhibit to the Registrant's Definitive Information Statement dated January 28, 2002.

         3.8 Certificate of Designations of Series A Preferred Stock, filed as Exhibit 3.8 to Registration Statement on Form SB-2 filed on September 26, 2003.

         3.9 Certificate of Designations of Series B Preferred Stock, filed herewith.

         5.1 Opinion of Preston Gates Ellis, LLP re: legality of shares, filed as Exhibit 5.1 to Registration Statement on Form SB-2 filed on September 26, 2003.

         10.1 Software Development, Service and License Agreement dated January 20, 2000 between the Registrant and Coast Hotels and Casinos, Inc., filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         10.2 Agreement dated August 15, 2001 between the Registrant and Codere LLC, filed as Exhibit 10.2 to Registration Statement on Form SB-2 filed on September 26, 2003.

         10.3 Employment Agreement dated July 1, 2001 between the Registrant and Bruce Merati, filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         10.4 Employment Agreement dated January 1, 2002 between the Registrant and Scott A. Walker, filed as Exhibit 10.14 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

         10.5     VirtGame Corp. 2002 Stock Option and Grant Plan, filed as
Exhibit 10.1 to the Registrant's Registration Statement on Form S-8 dated February 8, 2002.

         10.6 Exclusive Distributorship Agreement dated July 1, 2002 between the Registrant and Las Vegas Dissemination Company, Inc., filed as Exhibit 10.6 to Registration Statement on Form SB-2 filed on September 26, 2003.

         10.7 Financial Advisory Agreement dated January 2, 2003 between the Registrant and Lighthouse Financial Group, LLC filed as Exhibit 10.15 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

         10.8 Co-Placement Agent Agreement dated March 31, 2003 between the Registrant and Lighthouse Financial Group, LLC and Keane Securities Co., Inc. and McMahan Securities Co. L.P., filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

         10.9 Placement Agent Agreement dated October 28, 2003 between the Registrant and McMahan Securities Co. L.P., as amended, filed herewith.

         10.10 Employment Agreement between VirtGame Corp. and Bruce Merati dated October 6, 2003, filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

         10.10 Employment Agreement between VirtGame Corp. and Glenn E. Wichinski dated September 1, 2003, filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

         21.1 List of Subsidiaries filed as Exhibit 21.1 to Registration Statement on Form SB-2 filed on September 26, 2003.

         23.1 Consent of Preston Gates Ellis, LLP (previously filed as part of Exhibit 5.1).

         23.2     Consent of PKF, filed herewith.


ITEM 28. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on January 12, 2004

                                      VIRTGAME CORP.

                                      By:  /s/  Bruce Merati
                                         ---------------------------------------
                                           Bruce Merati, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                               Title                                  Date
----------                               -----                                  ----
/s/ Bruce Merati                         Chief Executive Officer, Chief         January 12, 2004
------------------------------------     Financial Officer (principal
       Bruce Merati                      financial and accounting officer)
                                         and Director

/s/ Glenn E. Wichinsky                   President and Director                 January 12, 2004
------------------------------------
       Glenn E. Wichinsky


/s/  Paul A. Harvey                      Director                               January 12, 2004
-------------------------------------
       Paul A. Harvey